UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Engility Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 24, 2018; 12:00 P.M. Eastern Daylight Time
Format:	Live Audio Webcast

We are pleased to invite you to attend our 2018 Annual Meeting of Stockholders.

Items of Business

1.     To elect Katharina G. McFarland, Lynn A. Dugle, Charles S. Ream and David J. Topper as directors to hold office until the 2021 annual meeting of stockholders;

2.     To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2018 fiscal year;

3.     To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement; and

4.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Meeting Format

This year’s annual meeting will be virtual, conducted via live audio webcast, available at www.vitualshareholdermeeting.com/EGL2018. On the website, you can also vote your shares, access the proxy materials, submit questions in advance and learn more about our Company.

Record Date

Only stockholders of record on our books at the close of business on Thursday, March 29, 2018 (the “Record Date”), will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Meeting Materials

VOTING INFORMATION

Your vote is important to us. Please carefully review the proxy materials for the 2018 Annual Meeting of Shareholders and follow the instructions below to cast your vote on all of the voting matters.

How to Vote: Please vote using one of the following voting methods:

Via the Internet

www.vitualshareholdermeeting.com/EGL2018

Scan this QR code

to vote with mobile device

By Phone

Call 1-800-690-6903

By mail

Sign, date and return your proxy card to

Engility Holdings, Inc.

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

We are furnishing proxy materials to our stockholders over the Internet. On or about April 13, 2018, we mailed to all stockholders of record as of the Record Date a notice containing instructions on how to access our Annual Report to Stockholders, our proxy statement and proxy card. The notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

For questions on accessing proxy materials or voting, please call 1-800-579-1639.

By Order of the Board of Directors,

Thomas O. Miiller

Senior Vice President, General Counsel and

Corporate Secretary

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Proxy Summary	1

Voting Matters and Board Recommendations	1

Corporate Governance Highlights	1

Directors and Nominees for Director	2

Proposal 1 – Election of Directors	3

Corporate Governance	11

Certain Relationships and Related Party Transactions	20

Executive Compensation	25

Stock Ownership of Certain Beneficial Owners and Management	48

Proposal 2 – Ratification of Independent Registered Public Accounting Firm	52

Proposal 3 – Advisory Vote on Executive Compensation	55

General Information	56

T A B L E  O F  C O N T E N T S

I I

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider in voting your shares. You should carefully read the entire proxy statement, as well as our annual report on Form 10-K for the fiscal year ended December 31, 2017, before voting.

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Engility Holdings, Inc., for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 24, 2018 at 12:00 p.m. eastern daylight time via live webcast, and any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card are being distributed and made available on or about April 13, 2018, to all stockholders of record as of the close of business on March 29, 2018.

Voting Matters and Board Recommendations

	Proposal	Board Voting Recommendation
I.	Election of four directors	FOR each nominee
II.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR
III.	Advisory vote to approve the Company’s executive compensation on an advisory basis	FOR

Corporate Governance Highlights

We believe that good corporate governance is integral to our business, and the Board monitors developments in governance best practices to assure that it continues meeting its commitment to representation of stockholder interests. Below is a summary of certain corporate governance practices and facts:

Annual Board and Chief Executive Officer Evaluations	All of our Non-Executive Directors Are Independent

Stock Ownership and Retention Guidelines for Executive Officers	Full Board and Committee Oversight of Risk Management

Compensation Packages Designed to Promote a Pay for Performance Culture	Comprehensive Code of Ethics and Business Conduct and Corporate Governance Guidelines

Anti-Hedging Policy for Directors and Officers	“Clawback” Policy Providing for Return of Performance-Based Compensation

Annual “Say-on-Pay” Advisory Votes	Board Participation in Executive Succession Planning

Active Stockholder Engagement	Board Oversight of Company Strategy

P R O X Y  S U M M A R Y

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Directors and Nominees for Director

The following table provides summary information regarding each nominee to the Board. Information about each director’s experience, qualifications and skills can be found beginning on page 6.

				Committees
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	NCGC	Other Public Company Boards
Steven A. Denning	69	2015	Chairman, General Atlantic			Chair		None
David M. Kerko	44	2015	Consultant, KKR					None
Darryll J. Pines	53	2012	Dean of the Clark School of Engineering, University of Maryland					None
William G. Tobin	80	2012	Managing Partner, Tobin Group					None
Peter A. Marino+	75	2015	Private Consultant					1
Anthony Principi	73	2012	Principal, The Principi Group				Chair	1
David A. Savner	73	2012	Partner, Jenner & Block LLP					None
Lynn A. Dugle*	58	2015	Chairman, President and Chief Executive Officer, Engility Holdings, Inc.					1
Charles S. Ream*	74	2012	Former EVP and CFO, Anteon International Corporation		Chair			None
John W. Barter, III	71	2017	Former Executive, AlliedSignal					2
David J. Topper**	60	2018	Operating Partner, General Atlantic					None
Katharina G. McFarland***	58	2017	Private Consultant and former Assistant Secretary of Defense (Acquisition), Dept. of the Army					None
				Meetings in 2017:	9	4	3
Audit Committee (“AC”), Compensation Committee (“CC”), Nominating/Corporate Governance Committee (“NCGC”)

*Nominee for re- election at 2018 Annual Meeting.

**Nominee for initial election at 2018 Annual Meeting.

***Nominee for initial election at 2018 Annual Meeting. Ms. McFarland joined Engility’s Board in July 2017.

+Lead Independent Director

P R O X Y  S U M M A R Y

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PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees for Director	3

Nominees for Election to Board	6

Continuing Directors Until the 2019 Meeting	7

Continuing Directors Until the 2020 Meeting	9

Vote Required; Recommendation	10

Directors and Nominees for Director

Our Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time exclusively by the Board, and shall be divided into three classes. The Board is currently composed of 11 directors.

On February 26, 2015, we completed the acquisition of TASC, Inc. (“TASC”), a leading professional services provider to the national security and public safety markets, in an all-stock transaction valued at approximately $1.3 billion, including the assumption of net debt of approximately $614 million. As a condition to the closing of the TASC acquisition, on February 26, 2015, we entered into a Stockholders Agreement with Birch Partners, LP (“Birch Partners”)1, and for the limited purposes set forth therein, certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and certain investment funds affiliated with General Atlantic LLC (“GA” or “General Atlantic”) (the “Stockholders Agreement”), which establishes certain rights, restrictions and obligations of Birch Partners, KKR and GA, and sets forth certain governance and other arrangements relating to Engility, including the right of Birch Partners to designate (i) four directors for nomination to our Board for so long as each of KKR and GA (including their respective affiliates) beneficially owns at least 50% of the shares of our common stock it owned as of February 26, 2015, and (ii) two directors for nomination to our Board for so long as each of KKR and GA (including their respective affiliates) beneficially owns less than 50% but at least 25% of the shares of our common stock it owned as of February 26, 2015.

Pursuant to the Stockholders Agreement, we currently must include four director nominees designated by Birch Partners (or after a distribution by Birch Partners to the KKR investors and GA investors, KKR and/or GA, respectively) in the slate of nominees recommended by the Board for election of directors. In the event any Board member nominated by such stockholder party resigns or is unable to serve, the stockholder parties will be entitled to appoint a replacement stockholder party director. The four designees of Birch Partners as of the 2018 Annual Meeting are Messrs. Denning, Kerko, Marino and Topper (the “Birch Designees”).

In 2017, there was one remaining vacancy on the Board. The Board voted to fill the vacancy, adding Ms. McFarland to our Board in June 2017. On February 8, 2018, we and Birch Partners amended the Stockholders Agreement to allow the Board to increase to up to 14 members, up from its prior limit of 11 members. If Mr. Topper is elected to our Board at the 2018 Annual Meeting, the size of our Board will increase from 11 members to 12 members.

In addition to the four directors standing for election and/or re-election at the 2018 Annual Meeting, four directors’ terms will expire at each of the 2019 and 2020 annual meetings. In each case, directors are elected until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting, one class of directors is elected for a three-year term.

[1]	Supplementary information regarding the Stockholders Agreement with Birch Partners, LP, may be found in the Beneficial Ownership Tables on page 47 of the Proxy.

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Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board.

We seek to ensure that our Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow our Board to satisfy its oversight responsibilities effectively in light of our business and structure.

The Birch Designees, as noted above, were each a nominee designated by Birch Partners pursuant to the Stockholders Agreement.

When considering the experience, qualifications, attributes and skills of the Board, we focused primarily on the information discussed in each of the Board members’ biographical information set forth below.

•	With regards to Mr. Denning, his 35-year career with General Atlantic, where he is currently Chairman, provides Mr. Denning with a deep understanding of the strategic planning, corporate finance and public markets opportunities and challenges faced by growth companies like Engility. Mr. Denning also has served as a director of other private and public companies.

•	With regards to Ms. Dugle, she brings substantial operational and executive leadership experience in our industry and in particular in the intelligence community, including her prior service as the president of Raytheon Intelligence, Information and Services (“IIS”) until March 2015. Ms. Dugle’s thorough understanding of our business, strategy, industry and competitive environment was one of many factors that resulted in the Board naming her Chief Executive Officer of the Company in March 2016. She also has served as a director of other private companies as well as non-profit and industry-related organizations.

•	With regards to Mr. Kerko, his 17 years with KKR, where he served as an executive, has provided Mr. Kerko with significant experience advising emerging and established companies with respect to strategic planning, corporate finance and public markets strategy, particularly in the technology industry. Mr. Kerko also has served on the boards of a number of private companies and currently serves on the boards of Savant Systems and Transphorm Inc.

•	With regards to Mr. Marino, he has extensive experience in defense and intelligence industries, including as a former executive chairman of TASC. He also has served as a director of other private and public companies.

•	With regards to Dr. Pines, he has extensive experience in aerospace engineering. Dr. Pines has served in a number of leadership positions in academia and with the Defense Advanced Research Project Agency (“DARPA”).

•	With regards to Mr. Principi, he has extensive legal and government relations experience in the public and private sectors. Mr. Principi has served as Secretary of the U.S. Department of Veterans Affairs and in other senior positions with the U.S. government and in the private sector for over two decades. He also has served as a director of other private and public companies.

•	With regards to Mr. Ream, he has significant financial and accounting experience. Mr. Ream has served as the chief financial officer and in other leadership roles in various companies in the defense and aerospace industry. He has also served as a partner in a “Big Four” public accounting firm and as a director of other public companies.

•	With regards to Mr. Savner, he has significant legal and management experience. Mr. Savner was the chief legal officer of one of the largest U.S. defense contractors and is a partner with a major U.S. law firm.

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•	With regards to Mr. Tobin, he has significant management and consulting experience and expertise. Mr. Tobin has served in various leadership positions in major leadership and talent consulting firms, and served in the U.S. Armed Forces for two decades. He also has served as a director of other public companies.

•	With regards to Mr. Barter, he has significant financial and management expertise. Mr. Barter spent 20 years at AlliedSignal (now Honeywell) as the chief financial officer and chief executive officer for its $6 billion automotive division. Mr. Barter also currently serves on the board of directors for two other public companies – DHI Group, where he is board chair, and QTS Realty Trust, where he is chair of the audit committee.

•	With regards to Ms. McFarland, she brings substantial experience in defense acquisition, logistics and technology, in particular with the Department of Army, where she most recently served as the former Assistant Secretary of Defense for Acquisition, appointed by then President Barack Obama and confirmed by the U.S. Senate. During that same tenure, Ms. McFarland was also appointed as the Acting Assistant Secretary of the Army for Acquisitions, Logistics & Technology. Prior to her tenure with the Department of Army, Ms. McFarland served as an engineer in the U.S. Marine Corps.

•	With regards to Mr. Topper, he provides Engility with deep insight into capital markets and mergers and acquisitions, based on his nearly 40 years of experience in investment banking and private equity. Mr. Topper’s experience includes his current position as Operating Partner with General Atlantic, as well as his prior capital markets leadership roles with J.P. Morgan and Morgan Stanley. Mr. Topper also brings insights gained through his current and prior service on multiple other boards.

Name	Age(1)	Position	Annual Meeting at Which Term Will Expire
Steven A. Denning	69	Director	2019
Lynn A. Dugle	58	Chairman	2021
David M. Kerko	44	Director	2019
Peter A. Marino	75	Lead Independent Director	2019
Darryll J. Pines	53	Director	2019
Anthony Principi	73	Director	2019
Charles S. Ream	74	Director	2021
David A. Savner	73	Director	2019
William G. Tobin	80	Director	2019
John W. Barter, III	71	Director	2019
David J. Topper	60	Director Nominee	2021
Katharina G. McFarland	58	Director	2021
(1) As of March 29, 2018.

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Nominees for Election to Board

Lynn A. Dugle Director since 2015

Ms. Dugle has served as a director on our Board since February 26, 2015, and as our Chief Executive Officer since March 2016. Ms. Dugle was appointed further as President in June 2017, and then as Board Chairman in February 2018. Ms. Dugle previously served as a member of our Audit Committee from February 2015 to March 2016. Ms. Dugle was a director of TASC from October 2014 to February 2015. Ms. Dugle joined Raytheon Company, a publicly traded company specializing in defense and other government markets throughout the world, in April 2004 and served as the Vice President of Raytheon Company and President of Raytheon IIS until March 2015. She became President of the former Intelligence and Information Systems business in January 2009 and was previously its Vice President and Deputy General Manager. Ms. Dugle serves as a director and member of the Audit and Technology Committees of State Street Corporation, and the Professional Services Council.

Charles S. Ream Director since 2012

Mr. Ream has served as a director on our Board and as chair of our Audit Committee since 2012 and served as a member of our Compensation Committee from 2012 to February 2015. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation, an international information technology firm, until his retirement in 2006. Prior to joining Anteon International Corporation in 2003, Mr. Ream was Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc., from 2000 through 2001. Prior to joining Newport News Shipbuilding, Mr. Ream served as Senior Vice President of Finance of Raytheon Systems Company from 1998 through 2000 and served as Chief Financial Officer of Hughes Aircraft Company from 1994 through 1997. Prior to joining Hughes Aircraft Company, Mr. Ream was a Partner at Deloitte & Touche LLP. Mr. Ream previously served as Audit Committee Chairman of Truvan Health Analytics, Inc., a portfolio company of Veritas Capital, and as a director of AeroFlex Holdings Corp., Allied Defense Group, Inc., Vencore, Inc., Vangent, Inc., Stanley, Inc., DynCorp International, Inc. and Stewart & Stevenson Services, Inc. Mr. Ream received a Bachelor of Science in Accounting from the University of Arizona and a Master of Accounting from the University of Arizona. Mr. Ream is a Certified Public Accountant (inactive).

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Katharina G. McFarland Director since 2017

Katharina McFarland became a member of Engility’s Board of Directors on June 30, 2017. Prior to joining Engility, she retired from civil service as the Assistant Secretary of Defense for Acquisition on January 20, 2017. She was appointed to this position in 2012 by then President Barack Obama and confirmed by the U.S. Senate. During her ASD tenure, she was also appointed Acting Assistant Secretary of the Army for Acquisitions, Logistics & Technology and Army Acquisition Executive. Prior to her 2012 ASD appointment, McFarland served as President of the Defense Acquisition University from November, 2010 to May, 2012. From May, 2006 to November, 2010, she was the Director of Acquisition, Missile Defense Agency. McFarland began her civil service career in 1986 at Headquarters, U.S. Marine Corps as a general engineer. McFarland received an Honorary Doctoral degree in Engineering from the University of Cranfield, United Kingdom, and a Bachelor of Science degree from Queens University in Kingston, Canada, with accreditations in Materials, Electronics and Civil Engineering.

David J. Topper Director Nominee

Mr. Topper is nominated for election to our Board at the 2018 Annual Meeting. He is an Operating Partner at General Atlantic, a growth equity investment management firm with $25 billion in capital under management. Mr. Topper also serves on the board of directors at Amherst Pierpont Securities and is a former director of MeteoGroup and Affinion. Prior to General Atlantic, Mr. Topper was Co-Head of Equity Capital Markets at J.P. Morgan. During his time at J.P. Morgan, David was Chairman of the Commitments Committee, led many of the firm’s major advisory and capital raising transactions in the financial institutions, healthcare, media and other sectors and worked with the U.S. Treasury and other regulatory agencies on crisis related issues. Prior to joining J. P. Morgan, Mr. Topper spent 22 years at Morgan Stanley where he served as Co-Head of U.S. Equity Capital Markets, Managing Director and Chairman of the Equity Commitment Committee and numerous other senior management positions in Debt Capital Markets, Leverage Finance and Mergers and Acquisitions. Mr. Topper also serves on the Board of the Duke University Trinity College of Arts and Sciences, the Advisory Board of the Stanford Institute for Economic Policy Research, the Board of Directors of the Adams Memorial Foundation. He holds a B.A. from Duke University and an M.B.A. from Stanford University.

Continuing Directors Until the 2019 Meeting

Steven A. Denning Director since 2015

Mr. Denning has served as a director on our Board and as a member of our Compensation Committee since February 26, 2015. Mr. Denning was a director of TASC from 2010 until February 2015. He is the chairman and managing director of General Atlantic Service Company, LLC. He joined the firm in 1980 and has helped build the organization into one of the leading global equity investment firms focused exclusively on investing in growth companies. Previous board roles include The Thomson Reuters Corporation, Gavilon Holdings, LLC, Genpact Limited and IHS, Inc., along with several other public and private companies.

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David M. Kerko Director since 2015

Mr. Kerko has served as a director on our Board and as a member of our Nominating/
Corporate Governance Committee since February 2015. Mr. Kerko has served as a consultant to KKR since February 2015. Mr. Kerko was a director of TASC from 2009 until February 2015, and until February 2015 Mr. Kerko was an executive of KKR. Mr. Kerko joined KKR in 1998 and is a former member of the Technology industry team within KKR’s Private Equity platform. He was actively involved in KKR’s investments in Borden, Toys ‘R’ Us, TASC, NXP (formerly Philips Semiconductor), Savant and Sonos. Mr. Kerko also serves on the board of directors of Aceco, Savant, Sonos and Transphorm Inc. Prior to joining KKR, Mr. Kerko was with Gleacher NatWest Inc., where he was involved in a broad range of merger and acquisition transactions and financing work. He holds a B.S. and B.S.E., summa cum laude, from the University of Pennsylvania.

Darryll J. Pines Director since 2012

Dr. Pines has served as a director on our Board and as member of our Audit Committee and our Nominating/Corporate Governance Committee since 2012. Dr. Pines is Dean of the Clark School of Engineering at the University of Maryland and the Farvardin Professor of Aerospace Engineering. Prior to becoming Dean of the Clark School of Engineering, Dr. Pines served as Chair of the Department of Aerospace Engineering from 2006 through 2009 and as a Professor and Assistant Professor in the Clark School of Engineering from 1995 through 2003. From 2003 through 2006, Dr. Pines also served as Program Manager of the Tactical Technology Office and Defense Sciences Office for DARPA. Dr. Pines currently serves as a member of the board of directors of Aurora Flight Services, which he joined in 2014. Dr. Pines received a Bachelor of Science in Mechanical Engineering from the University of California at Berkeley, and a Master of Science and Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

William G. Tobin Director since 2012

Mr. Tobin has served as a director on our Board and as chair of our Compensation Committee since 2012 and as a member of our Nominating/Corporate Governance Committee since March 2016. Mr. Tobin previously served as a member of our Audit Committee from 2012 until February 2015. Mr. Tobin founded The Tobin Group, a management consulting group, in 2003 and continues as its Managing Partner and Director. Previously, Mr. Tobin was Managing Director and Chairman of the Defense & Aerospace practice of Korn/Ferry International from 1986 through 2003. From 1981 through 1985, Mr. Tobin was Founding Partner of The Tobin Group. Prior to founding The Tobin Group, Mr. Tobin served as an officer in the U.S. Army for 20 years. Mr. Tobin is a former director of DynCorp International, Inc., Integrated Defense Technology, Vertex Aerospace and WorldStore International and an Advisory Board Member of Veritas Capital. Mr. Tobin received a Bachelor of Science in Engineering from the U.S. Military Academy, West Point, a Master of Arts in International Relations from the Elliot School of International Affairs at George Washington University and a Master of Business Administration from Long Island University.

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Continuing Directors Until the 2020 Meeting

Peter A. Marino Director since 2015

Mr. Marino has served as a director, Co-Chairman of our Board and as a member of our Compensation Committee since February 2015, and as a member of our Nominating/Corporate Governance Committee since March 2016. Mr. Marino was a director of TASC from 2010 to February 2015. From 2011 to 2015, he served as the chairman of the TASC board. Since 1999, Mr. Marino has been working as a private consultant for government and industry on defense and intelligence issues in addition to serving on several boards. Mr. Marino serves on the board and member of the audit and nominating/corporate governance committee of Quality Technology Services, and on the board of IDSS and Catapult Consultants and on the proxy boards for Inmarsat Government and DRS Technologies, Inc. Mr. Marino has also chaired the proxy boards for BEI Precision and QinetiQ North America. Mr. Marino has held senior executive positions with Fire Arms Training Systems, E–Systems, Inc. and Lockheed Martin Corporation and, for over 16 years, served in a number of senior positions at the Central Intelligence Agency.

Anthony Principi Director since 2012

Mr. Principi has served as a director on our Board and as a member of our Nominating/ Corporate Governance Committee since 2012 (and as chair since February 2015) and as a member of our Audit Committee since March 2016. Mr. Principi previously served as a member of our Compensation Committee from 2012 to February 2015. Mr. Principi serves as Principal of the Principi Group, a consulting firm, and as a Chairman of the Spectrum Group. From 2005 through 2010, he was Senior Vice President of Government Relations of Pfizer, Inc., a biopharmaceutical company. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi also served as a director and member of the Corporate Governance and Compensation and Evaluation Committees of Mutual of Omaha, as a director of GetWellNetwork, Inc. and as a director and member of the Nominating and Corporate Governance Committee of Imprimis Pharmaceuticals, Inc. Mr. Principi previously served as Executive Chairman of QTC Management and was a director of Perot Systems Corporation and Cleveland BioLabs, Inc. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

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David A. Savner Director since 2012

Mr. Savner has served as a director on our Board since 2012, as Co-Chairman of our Board since February 2015, as a member of our Compensation Committee since February 2015 and as a member of our Audit Committee since March 2016. From 2012 until February 2015, Mr. Savner was chair of our Nominating/Corporate Governance Committee. Mr. Savner is a Partner with the law firm of Jenner & Block LLP, and a member of its Corporate Practice. Prior to rejoining Jenner & Block, Mr. Savner was Senior Vice President, General Counsel and Secretary of General Dynamics, an aerospace and defense company, from 1999 to 2009. Prior to joining General Dynamics, Mr. Savner was a Partner of Jenner & Block and Chair of its Corporate Practice. Mr. Savner received a Bachelor of Arts from Northwestern University and a Juris Doctor from Northwestern University School of Law.

John W. Barter, III Director since 2017

Mr. Barter has served as a director on our Board and a member of our Audit Committee since January 3, 2017. Mr. Barter has more than 25 years of experience in financial management, mergers and acquisitions, executive management and planning and analysis. From 1988 to 1994, he was Senior Vice President and Chief Financial Officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was Executive Vice President of AlliedSignal, Inc., and President of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served briefly as Chief Financial Officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry, from January 2000 to May 2001. Mr. Barter served on the board of directors of TASC, Inc., until February 26, 2015, and currently serves on the board of directors of DHI Group Inc., where he is board chair and chair of the nominating and corporate governance committee, and QTS Realty Trust, Inc., where he is chair of the audit committee.

Vote Required; Recommendation

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to approve the election of each of the nominees for election as a director. All nominees for election as directors at the Annual Meeting currently serve on the Board. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR the election of the Hon. Katharina G. McFarland, Lynn A. Dugle, Charles S. Ream, and David J. Topper as directors to hold office until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines (the “Guidelines”) that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. Our Board regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance documents as it deems necessary and appropriate. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Size of the Board;

•	Director qualifications and independence;

•	Executive sessions;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Board and committee meetings;

•	Board committees;

•	Performance evaluation of the Board and its committees; and

•	Stockholder communications with the Board.

Our Corporate Governance Guidelines are available on the Company’s website at www.engility.com. In addition, we intend to disclose any future amendments to our Corporate Governance Guidelines on our website.

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Director Independence

Our Board, upon recommendation of the Nominating/Corporate Governance Committee of our Board (the “Governance Committee”), has determined that the following directors are independent, representing each of our non-executive directors: John W. Barter, III, Steven A. Denning, David M. Kerko, Peter A. Marino, Darryll J. Pines, Anthony Principi, Charles S. Ream, David A. Savner, William G. Tobin, Katharina G. McFarland and David J. Topper. Our Board annually determines the independence of directors based on a review by the Board and the Governance Committee. No director will be considered independent unless the Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has determined it is in the best interests of the Company to adopt categorical independence standards that are set forth in the Corporate Governance Guidelines.

The Board also considers certain objective standards in affirmatively determining whether a director is independent, including those objective standards set forth in the NYSE rules. For 2017, the Board specifically considered (i) that Messrs. Marino, Denning, Kerko and Topper were nominated pursuant to the Stockholders Agreement by Birch Partners, the owner of approximately 50.9% of our outstanding common stock as of March 29, 2018, (ii) Mr. Marino’s former position as Executive Chairman of TASC prior to the completion of the TASC acquisition, (iii) Mr. Denning and Mr. Topper’s leadership positions with GA and Mr. Kerko’s former position as an executive of KKR, and that GA and KKR through Birch Partners beneficially own approximately 50.9% of our outstanding common stock as of March 29, 2018 and (iv) Mr. Barter’s former position as Director of TASC. The Board considered the above relationships of Messrs. Marino, Denning, Topper, Kerko and Barter and affirmatively determined that these relationships did not impair their independence.

Committees of the Board of Directors

The primary standing committees of our Board include an Audit Committee, a Compensation Committee and a Governance Committee each as further described below. Each of these committees is composed exclusively of directors who are independent as defined in the NYSE listing standards. In addition, the Board has established a subcommittee of our Compensation Committee consisting of Messrs. Savner and Tobin for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent such compensation still qualifies for the “performance-based” compensation exception to Section 162(m) of the Code), and for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other committees may also be established by the Board from time to time. Committee membership shown below is as of the date of this proxy statement.

	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Steven A. Denning
Lynn A. Dugle
David M. Kerko
Peter A. Marino
Darryll J. Pines

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	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Anthony Principi
Charles S. Ream
David A. Savner
William G. Tobin
John W. Barter, III
Katharina G. McFarland
David J. Topper

Chairperson Member Financial Expert Lead Independent Director

Audit Committee. The Audit Committee of our Board (the “Audit Committee”) has the responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy and effectiveness of our system of internal controls. In addition, the Audit Committee appoints or discharges our independent auditor, reviews and approves auditing services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor and reviews and approves or ratifies transactions with related persons. The responsibilities of the Audit Committee are more fully described in our Audit Committee charter, which is posted on our website at www.engility.com and will be available in print to any stockholder who requests it. All members of the Audit Committee are independent and financially literate. Further, the Board affirmatively determined that Messrs. Ream and Barter possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that both individuals qualify as “audit committee financial experts” as defined under the applicable Securities and Exchange Commission (“SEC”) rules. In 2017, the Audit Committee met nine times.

Compensation Committee. The Compensation Committee of our Board (the “Compensation Committee”) oversees all compensation and benefit programs and actions that affect our executive officers and directors. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs. Pursuant to the Compensation Committee’s charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, consisting of one or more independent members of the Compensation Committee. The Board has established a subcommittee of our Compensation Committee consisting of Messrs. Savner and Tobin for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Code (to the extent such compensation still qualifies for the “performance-based” compensation exception to Section 162(m) of the Code) and for purposes of Section 16 of the Exchange Act. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee charter, which is posted on our website at www.engility.com and will be available in print to any stockholder who requests it. Each member of the Compensation Committee is an independent, non-employee director, and there are no Compensation Committee interlocks involving any of the members of the Compensation Committee. In 2017, the Compensation Committee met four times.

Nominating/Corporate Governance Committee. The Governance Committee is responsible for developing and recommending to the Board criteria for the selection of director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board, including the evaluation of candidates for the Board recommended by the Company’s stockholders in accordance with the instructions set forth under “Stockholder Nominees” below; reviewing the performance of incumbent directors in

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determining whether to recommend them for reelection to the Board; considering questions of independence and possible conflicts of interest of incumbent directors and executive officers; overseeing the annual performance review of the Company’s Chief Executive Officer; and overseeing and approving the continuity planning process. The Governance Committee also reviews and recommends action to the Board on matters involving corporate governance and, in general, oversees the evaluation of the Board. The responsibilities of the Governance Committee are more fully described in the Governance Committee charter, which is posted on our website at www.engility.com and will be available in print to any stockholder who requests it. Each member of the Governance Committee is independent. In 2017, the Governance Committee met three times.

Executive Sessions

Our Corporate Governance Guidelines provide that non-management directors shall meet at regularly scheduled executive sessions, which will typically occur at regularly scheduled Board meetings, without any member of management present. In addition, at least annually, the independent directors will meet in separate executive session. Our Lead Independent Director Peter A. Marino presides over all executive sessions of the non-management directors. Our Corporate Governance Guidelines also provide that the executive sessions shall serve as the forum for the annual evaluation of the performance of the Company’s Chief Executive Officer, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the performance of the Board.

Criteria for Director Nominations

Our Board is responsible for nominating directors for election by stockholders. Subject to the requirements of the Stockholders Agreement, in nominating a slate of directors, our Board, with the assistance of the Governance Committee, will take into account (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of our Board, and (b) all other factors it considers appropriate, which may include ensuring that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience and financial and accounting experience to enable the Governance Committee to determine whether the director candidate would be suitable for membership on the Company’s Audit Committee (including as an “audit committee financial expert”). The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Governance Committee also may consider the extent to which a director candidate would fill a present need on the Board.

When seeking candidates for director, the Governance Committee may solicit suggestions from incumbent directors, management or others, including stockholders. Individuals recommended by stockholders for nomination as a director should be submitted to the Company’s Corporate Secretary and, if submitted in accordance with the procedures set forth in this proxy statement and the Company’s Amended and Restated Bylaws, will be forwarded to the Governance Committee. The Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. After conducting an initial evaluation of a candidate, the Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Governance Committee may also ask the candidate to meet with management. If the Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board such candidate’s election.

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Stockholder Nominees

Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary of the Company. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices, addressed to the Corporate Secretary of the Company, and within the following time periods:

•	In the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual meeting, or no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made; and

•	In the case of a nomination of a person or persons for election to the Board at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders for which notice has been given commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Amended and Restated Bylaws for more detailed information regarding the process by which stockholders may nominate directors. Our Amended and Restated Bylaws are posted on the Corporate Governance portion of our website located at www.engility.com.

Board Leadership Structure

The Board is responsible for determining the optimal leadership structure in order to provide independent oversight of senior management. Accordingly, the Board evaluates its leadership structure on an annual basis. The Board believes that no single leadership model is right for all companies at all times. In evaluating its leadership structure, the Board considers our current operating and governance environment, governance best practices and feedback from our shareholders on how the Board can provide effective oversight of senior management on behalf of our shareholders. Based on these considerations, the Board has determined that a combined position for Chairman and CEO, coupled with a Lead Independent Director, provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision making.

Board’s Role in Risk Oversight

Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

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In 2017, we conducted an annual enterprise risk management assessment led by our Vice President of Internal Audit, who reports directly to our Audit Committee. In this process, we assessed risk throughout the Company by surveying both key employees and the members of our Board, soliciting information regarding business risks that could significantly adversely affect the Company. Our Vice President of Internal Audit then prepared a report for the Board, which identified the key risks and outlined management’s plan to manage these risks. In addition, senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Each quarter, the Board also receives presentations from senior management on strategic matters involving our operations.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, our Vice President of Internal Audit, our Corporate Compliance Officer, our Corporate Ethics Officer and our independent registered public accounting firm, our policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, the Code of Conduct and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as described on page 26 of this proxy statement in “Executive Compensation—Compensation Discussion and Analysis.”

Board Meetings and Committees; Policy Regarding Director Attendance at Annual Meetings of Stockholders

During 2017, our Board held four meetings. All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the director served, held during the period for which he or she served as a director. It is our policy that directors are strongly encouraged to attend the Company’s annual stockholder meetings. At the 2017 annual meeting of stockholders, all of the directors serving on our Board attended the meeting.

Code of Ethics and Business Conduct

We have a Code of Conduct that is applicable to all our directors, officers and employees. The Code of Conduct is available on the Corporate Governance page of our website at www.engility.com. To the extent required, pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) at these locations on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is available free of charge upon request to our Corporate Secretary, Engility Holdings, Inc., 4803 Stonecroft Boulevard Chantilly, VA 20151.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee in fiscal 2017 were Messrs. Denning, Marino, Savner and Tobin. All members of the Compensation Committee in fiscal 2017 were independent within the meaning of the NYSE listing standards, and no member was an employee or former employee of the Company. During fiscal 2017, no member of the Compensation Committee had any relationship requiring disclosure under the section “Certain Relationships and Related Party Transactions.” None of our executive officers served during fiscal 2017 as a member of the compensation committee (or other committee serving an equivalent function) of any

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other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2017 as a director of any other entity, one of whose executive officers served as a member of the Compensation Committee.

Communication with the Board of Directors

Our stockholders and other interested parties may communicate directly with any chair of the Audit, Governance and Compensation Committees, or to the non-management directors as a group. All communications should be in written form and directed to Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary, Engility Holdings, Inc., 4803 Stonecroft Boulevard Chantilly, VA 20151.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to Engility Holdings, Inc., Attention: Audit Committee, 4803 Stonecroft Boulevard Chantilly, VA 20151. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

Director Compensation

Directors who also serve as employees of the Company do not receive payment for services as directors. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to our directors for Board, committee and committee chair services. Under the Compensation Committee’s charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation.

In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors generally, as well as committee chairs, and the forms of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.

The 2017 compensation program for our non-employee directors is described further below.

The Board believes that our non-employee directors’ compensation program:

•	Ties a significant portion of directors’ compensation to stockholder interests because the value of restricted stock units fluctuates up or down depending on our stock price;

•	Focuses on the long term, since the shares underlying restricted stock unit awards generally are not delivered until after the director leaves the Board;

•	Is simple to understand and communicate; and

•	Is equitable based on the work required of directors, as the level of cash retainer varies depending on the specific responsibilities of the directors.

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2017 Director Compensation Program

Non-employee director compensation in fiscal 2017 consisted of an annual cash retainer of $75,000 and an annual equity award of restricted stock units with a grant date fair value of $100,000 and a one-year cliff vesting. Under our fiscal 2017 non-employee director compensation program, we also paid an annual cash retainer for serving as a Board chairperson of $40,000, an annual cash fee for serving as chair of the Audit Committee of $20,000, an annual cash fee for serving as chair of the Compensation Committee of $15,000, an annual cash fee for serving as chair of the Governance Committee of $10,000, an annual cash fee for serving as an Audit Committee member of $10,000, an annual cash fee for serving as a Compensation Committee member of $7,500 and an annual cash fee for serving as a Governance Committee member of $5,000.

The following table details the total compensation of the Company’s non-employee directors for the year ended December 31, 2017.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Peter A. Marino	127,500	100,000	–	227,500
John W. Barter III	85,000	100,000	–	185,000
Katharina G. McFarland	37,500	91,666	–	129,166
Darryll J. Pines	90,000	100,000	–	190,000
Anthony Principi	95,000	100,000	–	195,000
Charles S. Ream	95,000	100,000	–	195,000
David A. Savner	132,500	100,000	–	232,500
William G. Tobin	95,000	100,000	–	195,000

(1)  Represents the grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. The Company granted these restricted stock units to its directors under the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan.

The Company cautions that the amounts reported for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s performance and stock price, and continued service on our Board.

Following its annual review of our director compensation program, the Board, upon the recommendation of the Compensation Committee and its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), did not modify our non-employee director compensation for fiscal year 2017. Each of Steven A. Denning and David M. Kerko has waived his compensation as a director of the Company, and therefore is not included in the table above.

Our Executive Officers

The following table sets forth the information as of March 29, 2018, regarding our executive officers.

Name	Age	Position(s)
Lynn A. Dugle	58	President and Chief Executive Officer
Wayne M. Rehberger	61	Senior Vice President and Chief Financial Officer
Thomas O. Miiller	61	Senior Vice President, General Counsel and Corporate Secretary
Susan M. Balaguer	49	Senior Vice President and Chief Human Resources Officer

Lynn A. Dugle—See the bio for Ms. Dugle on page 6 above.

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Wayne M. Rehberger—Mr. Rehberger has served as our Senior Vice President and Chief Financial Officer since our acquisition of TASC in February 2015. He had previously served as Senior Vice President and Chief Financial Officer of TASC since June 2010. Mr. Rehberger has more than 30 years of diversified financial, operational and sales management experience. Prior to joining TASC in June 2010, he was the Chief Operating Officer of XO Communications, a facilities-based telecommunications services provider. Before taking on the role of Chief Operating Officer in May 2004, Mr. Rehberger had served as XO Communications’ Chief Financial Officer since November 2000. From June 1986 until March 2000, Mr. Rehberger was affiliated with MCI Communications, where he held several broad financial roles, including Senior Vice President of Finance. Mr. Rehberger began his corporate career with the KPMG consulting business in Washington, D.C., where he worked primarily with U.S. government agencies and defense contractors. Mr. Rehberger also served for 10 years in the United States Army and Army Reserve, achieving the rank of major. He earned a Master of Business Administration at the University of South Carolina and a Bachelor of Science degree in Business Administration at Bucknell University.

Thomas O. Miiller—Mr. Miiller has served as our Senior Vice President, General Counsel and Corporate Secretary since 2012. Mr. Miiller previously served as Senior Vice President and General Counsel of L-3 Services Group since he rejoined L-3 Communications Holdings, Inc. (“L-3”) in December 2004. He had previously served in various legal positions within L-3 and its predecessor companies from 1987 through 2000. In the years prior to rejoining L-3, Mr. Miiller was Vice President, General Counsel and Secretary of Allied Aerospace, Inc., a privately held defense aerospace company. Before joining L-3 in 1987, Mr. Miiller was an attorney in the Dykema Gossett law firm in Washington D.C. Mr. Miiller has a Bachelor’s degree in Political Science from the University of Utah and a Juris Doctor’s degree from the National Law Center, George Washington University.

Susan M. Balaguer—Ms. Balaguer joined our Company in May 2016 and serves as our Senior Vice President and Chief Human Resources Officer. Prior to that time, Ms. Balaguer served as Senior Vice President, Human Resources Operations for CACI International, Inc., a government contractor providing information solutions and services for intelligence, defense and federal civilian customers, beginning in 2014. Prior to joining CACI, Ms. Balaguer served as the Vice President of Human Resources at ASRC Federal from 2013 to 2014 and as the Executive Vice President of Business Services at the VT Group from 2009 to 2013. Before joining the VT Group, Ms. Balaguer spent 20 years at Raytheon Company in progressively senior roles. Ms. Balaguer holds a Bachelor’s degree in Applied Management from Tri-State University.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement	20
Other Relationships	23

In accordance with its charter, unless otherwise approved or ratified pursuant to the “Related Person Transaction Policy,” our Audit Committee, or the disinterested members of our Board, reviews and approves all related party transactions. Prior to its approval of any related party transaction, the Audit Committee or the disinterested directors will discuss the proposed transaction with management, including the nature of the related person’s interest in the transaction and all material terms and conditions of the transaction.

Stockholders Agreement

As discussed above, on February 26, 2015, the Company entered into the Stockholders Agreement with Birch Partners, certain investment funds affiliated with KKR and certain investment funds affiliated with GA. The Stockholders Agreement became effective upon the closing of the TASC acquisition and sets forth certain arrangements and contains various provisions relating to, among other things, standstill restrictions, voting restrictions, board representation, transfer restrictions and registration rights, described further below.

Each of Birch Partners, KKR and GA are affiliates of the Company. Birch Partners received 18,796,791 shares, or approximately 50.9%, of the issued and outstanding shares of common stock of the Company (as of March 29, 2018) as a result of the acquisition of TASC. Birch GP, LLC (“Birch GP”) is the general partner of Birch Partners, and the members of Birch GP are investment funds affiliated with KKR and GA.

In the discussion of the terms of the Stockholders Agreement below, the “stockholder party” means Birch Partners, and, following a distribution of any shares of our common stock, par value $0.01 per share, held by Birch Partners to the KKR investors and the GA investors. The “stockholder group” means Birch Partners, together with any affiliate of Birch Partners or a KKR investor or GA investor who becomes a “stockholder” within the meaning of the Stockholders Agreement, in each case that beneficially owns any of the Company’s common stock and has become a party to the Stockholders Agreement. In this item discussion, “independent directors” means the directors of the Company who are not nominees of the stockholder party.

Board Representation. The Stockholders Agreement provides the stockholder party with four nominees, subject to the following:

•	For so long as each of the GA investors and the KKR investors, as applicable, beneficially own at least 50% of the shares of the Company’s common stock it beneficially owned on February 26, 2015, the stockholder party will have the right to nominate four of the Board members.

•	For so long as each of the GA investors and the KKR investors, as applicable, beneficially own less than 50% but at least 25% of the shares of the Company’s common stock it owned on February 26, 2015, the stockholder party will have a right to nominate two of the Board members.

•	Upon the first date that the GA investors or the KKR investors, as applicable, beneficially own less than 50%, but at least 25%, of the shares of the Company’s common stock they beneficially owned on February 26, 2015, one of the Company’s board members nominated on behalf of the GA investors or the KKR investors, as applicable, must resign from the Board.

•	Upon the first date that the GA investors or the KKR investors, as applicable, beneficially own less than 25% of the shares of the Company’s common stock they beneficially owned on February 26, 2015, the remaining Board members nominated on behalf of the GA investors or the KKR investors, as applicable, must resign from the Board.

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Pursuant to the Stockholders Agreement, the Company will include the stockholder party nominees in the slate of nominees recommended by the Company’s Board for election of directors and will use its reasonable best efforts to cause the stockholders of the Company to elect the stockholder party nominees. In the event any of the Board members nominated by the stockholder party (a “Stockholder Party Director”) resigns or is unable to serve, the stockholder parties will be entitled to appoint a replacement Stockholder Party Director.

Pursuant to the Stockholder’s Agreement, until February 26, 2017, the Board was obligated to maintain a co-chair structure with one Stockholder Party Director co-chair and one co-chair elected by a majority of the independent directors. The Board eliminated the co-Chair structure in February 2018, in connection with Ms. Dugle’s appointment as Chairman.

In addition, so long as there are two or more Stockholder Party Directors, one Stockholder Party Director will serve on each committee of the Company’s Board (other than a committee that is to be composed solely of independent directors or a committee established to address conflicts with the stockholder group or the KKR investors or the GA investors). So long as there is at least one Stockholder Party Director serving on the Company’s Board, one Stockholder Party Director will serve on the Compensation Committee. No Stockholder Party Director will serve on any committee if it would violate mandatory legal or listing requirements concerning that director’s independence, but the Company will take all reasonable efforts to avoid any such disqualification.

Voting. So long as the stockholder party has director nomination rights under the Stockholders Agreement, with respect to any proposal or resolution relating to the election of directors, it will vote or cause to be voted all of its voting securities in the same manner as, and in the same proportion to, all shares voted by holders of voting securities (except that with respect to the Stockholder Party Director nominees, the stockholder party may vote all of its voting securities in favor of the Stockholder Party Director nominees). For purposes of the Stockholders Agreement, “voting securities” means the Company’s common stock and shares of any other class of capital stock or interests in any other equity securities of the Company then entitled to vote generally in the election of directors.

In the case of all other proposals or resolutions that require a stockholder vote, the stockholder party will vote or cause to be voted all of its excess voting power (defined as the aggregate percentage of voting power represented by the stockholder group’s voting securities out of the total voting power of all the Company’s common stock, less 30%) in the same manner as, and in the same proportion to, all shares voted by holders of voting securities, excluding the votes or actions of the stockholder group with respect to its voting securities representing 30% of the total voting power of all the Company’s common stock.

Standstill Restrictions. The Stockholders Agreement contains certain standstill provisions generally restricting the stockholder group, certain of the KKR investors and certain of the GA investors and certain of their respective affiliates from February 26, 2015, until, with respect to any party, six months after such party no longer has any rights to nominate or designate nominees to the Company’s board.

Change of Control. Without the approval of a majority of the independent directors, no member of the stockholder group, the KKR investors or the GA investors may enter into or affirmatively support any transaction resulting in a change of control of the Company in which any member of the stockholder group receives per share consideration in its capacity as a holder of the Company’s common stock in excess of that to be received by other holders of the Company’s common stock.

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Transfer Restrictions. The stockholder group, the KKR investors and the GA investors will be subject to certain transfer restrictions related to the Company’s common stock for a period beginning on February 26, 2015, and ending on the earlier of February 27, 2021, and the day following the date on which the Company undergoes an ownership change (as defined in Section 382(g) of the Code) (an “Ownership Change”), including the following:

•	No member of the stockholder group may sell or transfer any shares of the Company’s common stock directly held by such member.

•	No KKR investor or GA investor may permit the sale or transfer of an equity interest in a KKR investor or a GA investor by any person who holds any direct or indirect equity interest in any of the KKR investors or GA investors, respectively (which we refer to as a partner) (other than pursuant to a redemption of such an equity interest in a KKR investor or a GA investor), that would result in an “owner shift” under Section 382(g) of the Code (an “Owner Shift”).

•	No KKR investor or GA investor may permit any transfer of the limited partnership interests of Birch Partners directly held by any limited partner of Birch Partners other than the KKR investors or the GA investors (each such limited partner a “Co-investor Partner”).

•	No member of the stockholder group nor any KKR investor or GA investor may otherwise effect any transaction that would result in a direct or indirect transfer of shares of the Company’s common stock (including pursuant to a redemption of an equity interest in a KKR investor or a GA investor) unless a committee of the Company’s Board composed solely of independent directors (the “Committee”) provides a written determination that such transaction would not result in an Owner Shift.

•	Notwithstanding the restrictions discussed above, for the period beginning on February 27, 2018, and ending on the earlier of February 27, 2021, and the date on which the Company undergoes an Ownership Change, the Stockholders Agreement permits the KKR investors and GA investors and any partner or co-investor partner to effect an indirect or direct sale or transfer of up to an aggregate of 16,481,516 shares of the Company’s common stock, as adjusted for any stock split, reverse stock split or similar transaction (the “Waived Transfer Amount”). Certain sales or transfers will not count toward or reduce the Waived Transfer Amount, including:

•	Any direct or indirect sale or transfer of an equity interest in a KKR investor or a GA investor by a partner (other than pursuant to a redemption of a partner’s equity in a KKR investor or a GA investor) that does not result in an Owner Shift;

•	Any other direct or indirect sale or transfer by any member of the stockholder group, the KKR investors or the GA investors or a redemption of a partner’s equity interest in a KKR investor or a GA investor that, in accordance with a written determination of the Committee, does not result in an Owner Shift; and

•	A distribution by the stockholder group of any the Company’s common stock held by Birch Partners to a co-investor partner if, both (a) the Committee provides a written determination that such distribution would not result in an Owner Shift and (b) either (i) the Committee makes a written determination that the sale or transfer of such the Company common stock directly held by the co-investor partner after such distribution does not result in an Owner Shift or (ii) the co-investor partner represents and undertakes to the Company that it will not directly sell or transfer any the Company common stock received in such distribution, other than in a distribution to its equity holders.

Notwithstanding the restrictions described above, beginning on the earlier of (i) February 27, 2021, and (ii) the day following the date on which the Company undergoes an Ownership Change, the stockholder group, the KKR investors, the GA investors, the partners and the co-investor partners may, subject to the restrictions described in the immediately following paragraph, directly or indirectly sell or transfer any of the shares of the Company’s common stock held directly or indirectly by them regardless of whether such sale or transfer results in an Owner Shift.

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In addition to and notwithstanding the restrictions described above, no member of the stockholder group may, individually or in the aggregate, other than in connection with a registered public offering, including any underwritten offering or a change of control transaction affecting the Company, which change of control transaction is approved by the Board, knowingly transfer shares of the Company’s common stock to a person (other than to any permitted transferee, as defined in the Stockholders Agreement) who, after such acquisition, would hold in excess of 5% of the outstanding shares of the Company’s common stock.

The persons in the stockholder group are, with respect to the shares of the Company’s common stock they hold (“registrable shares”), entitled to certain registration rights beginning February 26, 2018, including (i) the right to request that the Company file an automatic shelf registration statement and effect unlimited underwritten offerings pursuant to such shelf registration statement; (ii) up to eight demand registration rights in the event that the Company is no longer eligible to use or otherwise ceases to maintain an effective shelf registration statement; and (iii) unlimited piggyback registration rights that allow holders of registrable shares to require that shares of the Company’s common stock owned by such holders be included in certain registration statements filed by the Company, in each case subject to the transfer restrictions contained in the Stockholders Agreement. In connection with these registration rights, the Company has agreed to effect certain procedural actions, including taking certain actions to properly effect any registration statement or offering and to keep the participating stockholder parties reasonably informed with adequate opportunity to comment and review, as well as customary indemnification and contribution agreements.

Termination. The Stockholders Agreement will terminate by consent of all parties or when the stockholder group no longer beneficially owns any shares of the Company’s common stock. Certain sections of the Stockholders Agreement, including those relating to indemnification, will survive such termination, and the provisions relating to registration rights will survive termination of the Stockholders Agreement until the first date on which there are no registrable shares outstanding.

Other Relationships

Certain investment funds affiliated with KKR hold limited partner interests in Birch Partners, LP and membership interests in Birch GP, LLC, the general partner of Birch Partners, LP, the holder of approximately 50.9% of our outstanding common stock as of March 29, 2018. Further, David M. Kerko, a Director on our Board since February 26, 2015, is a former executive of KKR.

Certain banking institutions (including affiliates of KKR) are also lenders under our existing credit facilities consisting of (i) a senior secured term B1 loan facility in the original principal amount of $200 million (“Term B1 Loan”), (ii) a senior secured term B2 loan facility in the original principal amount of $680 million (“Term B2 Loan”) and (iii) a senior secured revolving credit facility in the original amount of $165 million (“Revolver” and, together with the Term B1 Loan and the Term B2 Loan, our “Existing Credit Facilities”), which we entered into in August 2016 to refinance the TASC Credit Facilities (the “Refinancing”) and amended in February and August 2017. As of March 31, 2018, the interest rates on our Term B1 Loan, Term B2 Loan and Revolver were approximately 4.13%, 4.63% and 8.50%, respectively. An affiliate of KKR received approximately $500,000 in total fees under our Existing Credit Facilities during 2017.

After repayment in full of our commitment to provide a promissory note of $585 million (the “Bridge Loan Commitment”) in connection with the closing of the acquisition of TASC and the Refinancing, as of March 31, 2017, we, through the Existing Credit Facilities, had $190.0 million outstanding under our Term B1 Loan, $601.0 million outstanding under our Term B2 Loan, and no outstanding amounts under our Revolver. The amount of principal and interest paid from the closing of the acquisition of TASC to March 31, 2017 was approximately $389.1 million.

Certain banking institutions (including affiliates of KKR) were commitment parties under the Bridge Loan Commitment which was used, among other things, to: (1) repay outstanding indebtedness under our existing

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credit facilities; (2) following such repayment but prior to the consummation of the acquisition of TASC, provide funds for the payment of the special cash dividend in connection with the acquisition of TASC; and (3) pay transaction fees and expenses and for general corporate purposes.

Certain banking institutions (including affiliates of KKR) were also party to the Second Amended and Restated First Lien Joinder Agreement, dated December 23, 2014, to TASC’s existing First Lien Credit Agreement, dated as of May 23, 2014 and the Second Amended and Restated Second Lien Joinder Agreement, dated January 26, 2015, to TASC’s existing Second Lien Credit Agreement, dated as of May 23, 2014, pursuant to which KKR (among other entities) agreed to provide debt facilities consisting of (i) new senior secured first lien incremental term loans in an aggregate amount of $435.0 million (the “Incremental First Lien Term Facility”), (ii) additional senior secured first lien revolving commitments in an aggregate amount of $65.0 million (the “Incremental First Lien Revolving Facility”) and (iii) new senior secured second lien incremental term loans in an aggregate amount of $150.0 million (together with the Incremental First Lien Term Facility and the Incremental First Lien Revolving Facility, the “Incremental Debt Facilities”). The Incremental Debt Facilities were implemented in connection with the closing of the acquisition of TASC and used to repay the outstanding indebtedness of the Bridge Loan Commitment.

Certain banking institutions (including at certain points affiliates of KKR) were also lenders under TASC’s credit facilities consisting of (i) a $395 million first lien term loan facility (the “First Lien Term Facility”), (ii) a $50 million revolving credit facility, with a $12.5 million letter of credit sublimit and a $15 million swing line loan sublimit (the “First Lien Revolving Facility”) and (iii) a $250 million second lien term loan facility (together with the First Lien Term Facility and the First Lien Revolving Facility, the “Refinanced Credit Facilities”). The Refinanced Credit Facilities together with the Incremental Debt Facilities are referred to as the “TASC Credit Facilities”.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is a review of the 2017 compensation programs provided for our named executive officers (“NEOs”), including the factors considered and decisions made by the Compensation Committee (the “Committee”). Engility’s NEOs for 2017 were:

•	Lynn A. Dugle, President and Chief Executive Officer

•	Wayne M. Rehberger, Senior Vice President and Chief Financial Officer

•	Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary

•	Susan M. Balaguer, Senior Vice President and Chief Human Resources Officer

•	John P. Hynes, former President and Chief Operating Officer (who ceased to serve as an executive officer of the Company as of June 20, 2017)

For purposes of this CD&A, the narrative as well as the tables, charts and other graphics below will focus on our four executive officers as of December 31, 2017. Mr. Hynes is excluded from the narrative as he ceased to be an employee of our Company in June 2017.

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Executive Summary

2017 Business Highlights

2017 was a successful year for Engility. The Company continued to deliver strong cash flow and profitability results, excluding one-time non-cash charges. The Company also effectively executed on its strategy and made significant progress to further strengthen its business and balance sheet.

2017 Business Highlights

Ms. Dugle continued to successfully execute against the Company’s three primary objectives: Drive Sustainable Organic Growth; Attract, Grow and Retain Talent; and Strengthen the Balance Sheet. The Company made notable progress towards all three objectives as reflected in its achievements listed here.

Book-to-bill ratio on a trailing twelve month basis of 1.0x or above for six consecutive quarters
$1.93 billion revenue
$98 million cash flow from operations
58 days sales outstanding at December 31, 2017
$110 million in debt payments in 2017
More than $10 million of annualized interest savings from two debt re-pricings
Divested a non-core business, International Resources Group Ltd., in January 2017
Hired a successful senior executive to lead our Defense business and recruited two new Board members
Expanded our presence in targeted, strategic markets

Compensation Overview

The Committee, working with its independent consultant, FW Cook, and management, oversees our executive compensation process. For each NEO position, FW Cook prepares benchmark compensation data derived from proxy data disclosed by our Total Compensation Peer Group, as well as general industry survey data. The benchmark data is used to define the median compensation for each executive position. We pay our executives within a competitive band around the respective medians to ensure that we are competitive in attracting, retaining and motivating our senior leadership, but do not overpay.

Management designs the short- and long-term incentive compensation plans so that such plans promote achievement of the Company’s strategic objectives. Financial goals in the incentive plans are based on the Company’s annual operating plan (“AOP”) approved by the Board of Directors. The plan designs, including financial targets, are reviewed and approved by the Committee, with support from FW Cook.

Consideration of 2017 “Say-on-Pay” Advisory Vote

The Company conducts a stockholder “say-on-pay” advisory vote regarding executive compensation at each annual stockholder meeting. In 2017, our stockholders overwhelmingly approved of our executives’ compensation with 96.8% voting in favor. The Committee then evaluated these results. The Committee made no changes to our executive compensation program and policies as a result of the 2017 vote.

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Compensation Philosophy

Engility’s compensation program is designed to align executive and stockholder interests, provide rewards commensurate with Company performance and attract, retain and motivate highly qualified executives. Payment for performance is the guiding principle. This means, more specifically, payment for delivering financial results that benefit our stockholders. By adhering to this principle, our program ensures that the compensation paid to our NEOs and other senior leaders is aligned with our stockholders’ interests.

We believe that above-market pay is appropriate for superior performance and below-market pay is appropriate for underperformance. For this reason, more than 60% of each NEO’s target total direct compensation (i.e., salary, annual incentive and long-term incentive) is performance-based. The 2017 annual cash incentive is 100% performance-based and 60% of the equity granted under our long-term incentive plan is performance-based to emphasize stockholder returns and long-term performance. Each NEO’s compensation is based on the officer’s role, responsibilities, performance and experience.

The designs of our incentive plans use financial metrics that provide an inherent check and balance relative to each other. In general, the plan metrics establish complementary goals for profit, growth and cash flow. This holistic design promotes a balanced performance approach, reducing the risk of management maximizing any single aspect of financial performance for personal gain. The overall objective is profitable revenue growth with healthy cash flow that reduces debt and drives the share price.

Executive Compensation Practices

Below are executive compensation practices that we use to drive performance. We also list practices we exclude because they do not serve our stockholders’ long-term interests.

What We Do
Pay for Performance — For 2017, more than 60% of our target total direct compensation for our NEOs was composed of variable performance-based compensation.

Reasonable Severance/Change in Control Provisions — We amended our severance and change-in-control plans in 2017 to align them with peer and industry practices. Beginning in 2016, we included double trigger acceleration provisions in all new equity grants.

Modest Perquisites — We provide modest perquisites, consisting of executive health benefits, life insurance and tax and financial planning.

Stock Ownership and Retention Guidelines — Our stock ownership guidelines for executive officers are designed to align their long-term interests with those of our stockholders. Additionally, our non-executive directors must retain their vested Engility equity until the earlier of their resignation or a change in control.

Regular Review of Share Utilization — We evaluate share utilization by reviewing overhang levels and burn rates (i.e., the dilutive impact of equity compensation) prior to approving our annual compensation program.

Independent Compensation Consulting Firm — The Committee uses an independent compensation consulting firm that provides no other services to the Company.

Mitigate Undue Risk in Compensation Programs — We mitigate undue compensation risks by using caps on performance payments, a clawback policy and stock ownership guidelines for our executive officers, as well as processes to identify risk. The incentive plans feature performance targets chosen to incentivize balanced annual and long-term performance.

What We Don’t Do
No employment contracts for our executive officers(1)
No excise tax gross-ups on perquisites or severance benefits upon a change in control
No hedging transactions or short sales by executive officers or directors
No pension or supplemental company contributions to executive retirement benefit plans
(1) Mr. Rehberger is a party to a legacy employment agreement with TASC that was assumed and remains in effect following the Company’s acquisition of TASC.

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Risk Considerations

The Committee, supported by FW Cook, assessed our compensation program to determine whether associated risks were likely to have a material adverse effect on the Company. The Committee found that the program design, including features such as payout caps, a clawback policy and stock ownership guidelines for our executive officers, reduced the likelihood of excessive risk-taking without undermining the program’s purpose and did not encourage risk-taking that could have a material adverse effect.

What We Pay and Why: Elements of Total Direct Compensation

Our annual target total direct compensation (“TDC”) is composed of three elements: base salary, annual cash incentive compensation and long-term equity grants, discussed in the following sections.

The proper relative weight for each element helps to instill a pay-for-performance culture and align executive compensation with stockholder interests. For example, greater weight on variable performance-based compensation (e.g., annual bonus) helps motivate executives to drive shareholder value through Company achievements. Similarly, long-term compensation helps mitigate short-term risk taking. For our CEO, 80% of her 2017 target TDC was either performance-based or long-term incentive compensation. Similarly, 65% of target TDC for the other NEOs was performance-based or long-term incentive compensation.*

* Pay mix for the Other NEOs reflects the average TDC mix for Messrs. Rehberger and Miiller, and Ms. Balaguer.

2017 TARGET TOTAL DIRECT COMPENSATION (ANNUALIZED)*
Executive	Base Salary ($000)	Target Annual Cash Bonus ($000) / (% of Base)	Target Long-Term Equity Award ($000) / (% of Base)	Total Target Direct Compensation ($000)
Lynn A. Dugle	900	1,100 / 122%	2,450 / 272%	4,450
Wayne M. Rehberger	450	450 / 100%	563 / 125%	1,463
Thomas O. Miiller	450	270 / 60%	450 / 100%	1,170
Susan M. Balaguer	340	204 / 60%	340 / 100%	884

TDC Element One: Base Salary

We pay base salaries to attract talented executives and provide a fixed level of cash compensation. The Committee generally sets NEO base salaries within a competitive range of market median. The base salaries for each NEO for 2017 are set forth below.

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Named Executive Officer	2017 Base Salary ($000)	Percentage Increase Over 2016 Base Salary
Lynn A. Dugle	900	0%
Wayne M. Rehberger	450	0%
Thomas O. Miiller	450	0%
Susan M. Balaguer	340	0%

TDC Element Two: Annual Incentive Awards

The 2017 annual incentive compensation plan (the “2017 AICP”)2 is the basis for annual cash bonuses paid to Company leadership. Each participant was assigned a target bonus in the first quarter of 2017, based on a defined percentage of their base salary. As discussed in further detail below, in February 2018, the Committee approved the following 2017 cash bonuses payable to our NEOs:

Named Executive Officer	Target Bonus Opportunity ($000)	Actual Bonus Earned ($000)
Lynn A. Dugle(1)	1,100	461
Wayne M. Rehberger(2)	450	270
Thomas O. Miiller(3)	270	162
Susan M. Balaguer(4)	204	140

(1)  Upon Ms. Dugle’s request, the Committee elected not to increase Ms. Dugle’s 2017 cash bonus.

(2)  The Committee increased Mr. Rehberger’s 2017 cash bonus by $81,450 as a result of his personal performance.

(3)  The Committee increased Mr. Miiller’s 2017 cash bonus by $48,870 as a result of his personal performance.

(4)  The Committee increased Ms. Balaguer’s 2017 cash bonus by $54,524 as a result of her personal performance.

Discussion of AICP Payout Calculations

NEO payouts under the 2017 AICP were based on 1) a Financial Rating derived from the Company’s performance relative to pre-established metrics and target values and 2) subject to a Personal Performance Adjustment determined by the Committee and, with respect to the CEO, approved by the Board. The following graphic depicts the 2017 AICP design with metrics, target values and payout calculation.

[2]	The AICP is approved by our Committee pursuant to the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan.

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2017 AICP Design – Financial Rating

For 2017, Ms. Dugle, with the support of the Board, sought to drive Engility’s pay-for-performance culture by setting challenging financial targets for the AICP. For continuity, Engility retained the two equally-weighted financial metrics from 2016 – AEBITDA and Revenue – each of which has a target, threshold and ceiling value, based on the Company’s 2017 financial performance. However, in contrast to 2016, the AICP targets were more aggressive than the Company’s annual financial guidance.

The calculation of EBITDA was also subject to the following adjustments to be made by the Committee, when applicable:

•	Impairment charges, as well as any costs related to refinancing existing debt;

•	Gains or losses on retirement of debt, or on asset dispositions;

•	Extraordinary gains and losses;

•	Non-cash gains or losses on discontinued operations;

•	Non-cash gains or losses related to the adoption of new accounting standards required by U.S. generally accepted accounting principles or SEC rules;

•	Gains or losses (i) on litigation matters and (ii) indirect rate / cost audits for years prior to 2013 for legacy L-3 audits, 2014 for legacy DRC audits and 2015 for legacy TASC audits, in each case at or exceeding $100,000 individually or $1 million in the aggregate;

•	Gains or losses related to the resolution of income tax contingencies for business acquisitions; and

•	Transaction, restructuring and integration costs related to business acquisitions.

A target, threshold and ceiling value was set for each metric, with target performance resulting in a 100% payout with respect to such metric; ceiling performance resulting in a 200% payout and threshold resulting in a 50% payout. Below threshold performance would result in no payout with respect to such metric. Straight line interpolation was used to calculate the rating for results between the threshold, target and ceiling values.

The ratings for each metric were combined to create a “Financial Rating,” which then was applied as a multiple to each NEO’s award target to determine their bonus payout, subject to the Personal Performance Adjustment discussed below.

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The table below presents the rationale and target value for each metric target, as well as the performance of the Company relative to target values, and the corresponding financial rating for 2017.

2017 AICP Design – Personal Performance Adjustment

Our Board annually evaluates our CEO relative to pre-determined goals. This evaluation process is managed by the Nominating/Corporate Governance Committee of the Board (“Governance Committee”). The CEO submitted to the Governance Committee a self-assessment that addressed her overall leadership and performance. The Governance Committee (with support from Bass Berry & Sims PLC, our external corporate counsel) solicited input from each Director (excluding the CEO) and delivered an assessment of her performance to the Committee. The Committee then considered the CEO’s performance as it related to compensation and provided its compensation recommendations to the Board for approval.

Our CEO provided performance assessments and recommended compensation actions (including AICP payout adjustments) to the Committee for the other NEOs. The Committee considered the recommendations and adjusted NEO compensation as it deemed appropriate.

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In recommending or approving NEO payouts, the Committee considered the 2017 performance of each NEO, as described below.

2017 EXECUTIVE PERFORMANCE
Lynn A. Dugle, President, Chief Executive Officer and Chairman

In 2017, Ms. Dugle oversaw the restructuring of the Company into three optimized business units managed by seasoned successful business leaders. Accompanying this change was the continued upgrade of the Company’s leadership talent at the senior and mid-management level. Despite the disruption inherent in organizational and leadership change, the Company achieved overall financial success as it met guidance for profit (excluding one-time charges), cash flow and bookings. Specifically, the Company maintained a book-to-bill ratio of 1.0 or better for six consecutive quarters, paid down over $110 million in debt, and exceeded expectations on EBITDA margin. Further, the Company made significant progress by implementing a comprehensive strategic planning process and continuing to enhance its programs for employees.

Wayne M. Rehberger. Senior Vice President and Chief Financial Officer

Mr. Rehberger leads the finance, investor relations, IT, internal audit, and facilities functions of the Company. In early 2017, he led an initiative to re-price the Company’s term debt twice, resulting in annual interest savings of $8 million. He oversaw the successful implementation of the new ASC 606 revenue recognition standard. The IT department completed a Company-wide technology refresh and the facilities consolidation project yielded approximately $5 million in year-over-year savings.

Thomas O. Miiller. Senior Vice President, General Counsel and Corporate Secretary

Under Mr. Miiller’s supervision, the Company met all compliance obligations and successfully closed the sale of a non-core business unit. Mr. Miiller led initiatives to update the Company’s proxy filing, and the Company’s executive severance and change-in-control severance plans, improving the clarity of both plans and updating each to current market standards. In the management of litigation and disputes, the law department achieved successful outcomes that saved the Company over $11 million.

Susan M. Balaguer. Senior Vice President and Chief Human Resources Officer

Ms. Balaguer exceeded expectations for herself and the Human Resources (HR) organization in 2017. As the result of a strategic re-structuring of the Human Resources organization and enhancement its leadership, the HR department successfully implemented a host of programs that improved support for the Company’s employees and its business. These programs and improvements directly supported the Company’s strategic objective of attracting, growing and retaining talent. The results of Ms. Balaguer’s leadership were reflected in substantial reductions in both the time to fill openings and the voluntary attrition rates. In both metrics, Engility now exceeds industry benchmarks by a substantial margin.

TDC Element Three: Long-Term Incentive Awards

We provide long-term incentive (“LTI”) awards to our NEOs in the form of equity grants. Other participants are chosen based on their ability to influence Company results and their personal performance. The target annual LTI for each participant, and the participating group as a whole, takes into account the Company’s long-term business objectives, competitive market practices, equity usage and shareholder dilution.

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2017 LTIP Grants

Our 2017 LTI plan3 (“LTIP”) is composed of two equity-based awards: performance units (PUs) and time-based restricted stock units (RSUs). LTIP awards are 60% PUs and 40% RSUs and were awarded pursuant to the following plan design:

The total award value is based on a percentage of each participant’s base salary and calculated by dividing the award value by the closing EGL share price on the grant date. The following table sets forth the 2017 LTIP awards made to our NEOs.

Executive	Dollar Value of 2017 Performance Unit Awards ($000)	Dollar Value of 2017 RSU Awards ($000)	Target Dollar Value of 2017 LTIP Grants ($000)
Lynn A. Dugle(1)	1,470	980	2,450
Wayne M. Rehberger	337	225	562
Thomas O. Miiller	270	180	450
Susan M. Balaguer	204	136	340

(1)  In accordance with the terms of Ms. Dugle’s February 29, 2016 offer letter, her LTIP equity grant agreements provide that upon her involuntary termination from the Company for other than cause or her resignation from the Company other than at a time when she is in material breach of her obligations, such grants will continue to vest under their original terms as though her employment continued through the vesting period. This provision, however, does not apply to equity grants made within the 6-month period prior to her termination.

3 The Committee approved the Engility Holdings, Inc. 2017 LTIP, an annual equity compensation plan pursuant to the Engility Holdings, Inc. Amended and Restated 2012 Long-Term Performance Plan (the “Equity Plan”). All equity awarded under the 2017 LTIP may be settled in Company stock or the cash equivalent at the Committee’s discretion.

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Performance Units Discussion

The 2017 LTIP PUs cliff vest on the third anniversary of February 23, 2017, which follows a 3-year performance period beginning January 1, 2017, and ending December 31, 2019 (the “Performance Period”). The number of shares of Company common stock that ultimately vest varies depending on the Company’s performance against two equally-weighted metrics:

1.	Aggregate Book-to-Bill Ratio – 2017-2019. The Company’s cumulative average book-to-bill ratio over the Performance Period, which relates to our ability to replenish our existing revenue with new contract awards.

2.	Aggregate Operating Cash Flow – 2017-2019. The sum of the Company’s adjusted cash flows from operations over the Performance Period (“Cash Flow”), which relates directly to our ability to pay down debt.

Actual 2019 Book-to-Bill and Cash Flow performance will be measured as of December 31, 2019. The payout on these awards for each metric can range from zero (below threshold) to 200% (ceiling) of the target number of units. Results between threshold, target and ceiling are calculated using straight line interpolation.

After the determination of the number of PUs that have been earned pursuant to Book-to-Bill and Cash Flow performance (the “Base Award”), a multiplier will be applied to the Base Award based upon the Company’s achievement of revenue compound annual growth rate over the three-year performance period (“Revenue CAGR”) in order to determine the total number of PUs earned. Revenue CAGR will be measured as of December 31, 2019. The Base Award will be increased by 15% in the event that Revenue CAGR is 1% and by 50% in the event that Revenue CAGR is 3% or greater. The multiplier applicable to Base Awards based on a Revenue CAGR between 1% and 3% will be determined by straight line interpolation. No multiplier will be applied to Base Awards in the event that the Revenue CAGR is less than 1%.

Restricted Stock Units Discussion

RSUs enhance the retention of executives critical to the Company’s long-term success and facilitate stock ownership. The 2017 RSUs vest ratably over 3 years: one third on each of the first, second and third anniversaries of the grant date.

Executive Benefits and Perquisites

Deferred Compensation. The nonqualified Engility Corporation 2013 Deferred Compensation Plan (the “2013 Deferred Compensation Plan”), effective January 1, 2013, offers highly compensated senior employees, including our NEOs, an opportunity to save for their future financial needs. The Company does not match contributions, but does pay interest at the prime rate on deferred amounts. For 2017, only Ms. Dugle participated in the 2013 Deferred Compensation Plan.

Perquisites. We provide our NEOs modest perquisites, consisting of executive medical benefits, supplemental life insurance coverage and financial planning and tax planning assistance. As inducements to secure Ms. Dugle’s employment, the Company provides a monthly allowance up to $3,500 (net after taxes) for housing in the Washington, D.C. area for such time as Ms. Dugle maintains her primary residence in Texas. Ms. Dugle also is entitled to 200 hours paid time off per year.

Severance and Change in Control Benefits. We have two severance plans – the Engility Holdings, Inc. Severance Plan (“Severance Plan”) and the Engility Holdings, Inc. Change in Control Severance Plan (“CIC Severance Plan”) – to provide competitive severance benefits to the Company’s executive officers, including our NEOs, upon a qualifying separation event. In addition, our executives’ RSU awards granted after 2015

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and all performance-based equity awards only vest following a qualifying termination after a change in control, as described further beginning on page 44 herein. Our CIC Severance Plan also includes a double trigger provision with respect to the cash awards and other benefits specified thereunder.

Mr. Rehberger is a party to a legacy employment agreement with TASC that was assumed by the Company in the TASC acquisition. In the event of an involuntary employment termination without “cause” or for “good reason” (each as defined in the employment agreements), Mr. Rehberger would be entitled to severance benefits equal to 1.5 times base salary and average annual bonus for the two preceding fiscal years, as well as a lump sum payment to cover 18 months of COBRA premiums for continued participation in the Company’s health and welfare plans. He would also receive a pro rata bonus for his service period during the year of termination.

For information on the amounts that would be payable under these plans and otherwise upon a change in control, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment” beginning on page 44 herein. There are no tax gross-ups on any of these severance benefits.

Compensation Decision-Making Process

Key Participants; Roles and Responsibilities

Role of the Compensation Committee

Our executive compensation program is administered by the Committee, which is ultimately responsible for the review and approval of compensation for our CEO and all Executive Officers that report directly to the CEO. Key areas of responsibility for the Committee are described in “Corporate Governance—Committees of the Board of Directors—Compensation Committee” on page 14 herein.

Role of Management and Our Chief Executive Officer

Management provides the Committee with data, analysis and suggested plan designs to ensure that Engility’s compensation program aligns with and supports the Company’s business objectives. Our CEO annually reviews the NEOs’ performance and recommends salary adjustments, annual incentive award targets and long-term incentive award values. Our CEO has no role in her compensation.

Role of the Compensation Consultant

The Committee selects and compensates an independent consultant to advise it on matters concerning executive and director compensation. Since 2012, the Committee has retained FW Cook as its independent compensation consultant. To maintain its independence, FW Cook performs no other services for the Company. In February 2017, the Committee formally assessed FW Cook’s independence and concluded that there was no other relationship that raised a conflict of interest or impaired FW Cook’s independence.

Use of Market Data and Competitive Compensation Positioning

Setting Median Compensation Benchmarks

The Committee uses data collected from the annual proxy statements of our Total Compensation Peer Group (see below) as well as industry surveys (collectively, “market data”) to define an approximate base salary median for each NEO position. The Committee regards compensation within 15% above or below median as competitive. The Committee also looks to set target TDC within 15% of the medians established by market data for each NEO position. Market data benchmarks, however, may not always account for our NEOs’ specific responsibilities and, thus, may fail to accurately assess the competitiveness of the compensation. Accordingly, our NEOs may be compensated below or above benchmark levels based on other considerations, including whether they perform duties beyond those typical for their position.

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Total Compensation Peer Group

For 2017, we used the below comparator group of peer companies as a key input when making compensation decisions.

2017 Total Compensation Peer Group
AAR Corporation	Cubic Corporation	MAXIMUS Inc.
Booz Allen Hamilton Holding Corp.	Harris Corporation	Science Applications International Corporation
CACI International Inc.	ICF International, Inc.	Tetra Tech, Inc.
CAE Inc.	Leidos Holdings, Inc.	Unisys Corporation
CSRA Inc.	ManTech International Corp.	Vectrus, Inc.

Specifically, our peer group was used:

•	To assess the competitiveness of total direct compensation awarded to senior executives;

•	To evaluate share utilization by reviewing overhang levels and annual run rate;

•	To benchmark the form and mix of incentive compensation awarded to employees;

•	To benchmark share ownership guidelines;

•	To examine whether executive compensation programs are aligned with competitive market practices and Company performance; and

•	As an input in designing compensation plans, benefits and perquisite programs.

Additional Information

Executive Stock Ownership Guidelines

We use the following stock ownership guidelines for executives, including our NEOs, to align executives’ long-term financial interests with those of our stockholders.

Executive	Value of Common Stock To Be Owned
Chief Executive Officer	6 times base salary
Senior Vice Presidents and above (other than the CEO)	3 times base salary

Shares that count towards compliance with the guidelines include:

•	Shares owned individually by the executive or jointly by the executive and his or her spouse;

•	Shares held in a trust established by the executive for the benefit of the executive or his or her family members;

•	Shares of equity-based instruments (excluding stock options) that vest solely based on time;

•	Shares of vested deferred stock units; and

•	Shares held in the Engility 401(k) plan account.

Until they satisfy their applicable ownership guideline, executive officers are required to retain 50% of their vested net shares (after settlement of taxes) acquired pursuant to the Company’s LTIP.

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Trading Controls and Prohibition on Speculative Transactions

Our NEOs must receive permission from the General Counsel’s office prior to entering into any transactions in Company securities, including any pledge of securities. Generally, trading is permitted only during announced trading periods. All Company employees are prohibited from entering into hedging transactions, or engaging in speculative transactions in our stock such as the use of puts, calls and short sales.

Timing of Equity Grants

We typically determine annual executive equity compensation awards each year at a pre-determined February or March meeting of our Committee or a subcommittee thereof. We have policies and controls to avoid the appearance of impropriety with respect to the timing of executive equity compensation awards.

Executive Compensation Recovery Policy

In April 2013, the Board adopted a policy providing for recoupment of performance-based compensation from our executive officers and chief accounting officer (each, a “Covered Officer”) in the event of a material restatement of the Company’s financial results. In such a situation, the Board will review all incentive compensation received by each Covered Officer that was based on the Company’s financial performance during the fiscal periods materially affected by the restatement. If the Board determines that such compensation would have been lower based on the restated results, the Board will, to the extent permitted by law, seek recoupment of any compensation that it deems appropriate from each Covered Officer.

Tax Considerations

Section 162(m) of the Code generally limits tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million (and, for compensation earned after 2017, the company’s CFO) in the year compensation becomes taxable to the executive. Under tax law in effect prior to 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to the $1 million limit. However, the “performance-based” compensation exception to Section 162(m) of the Code has been repealed for tax years beginning in 2018 pursuant to the Tax Cuts and Jobs Act, subject to a special rule that “grandfathers” certain compensation paid pursuant to a written binding contract that was in effect on or before November 2, 2017 and was not modified in any material respect on or after that date. The Committee considers the effect of Section 162(m) of the Code when developing and implementing its executive compensation programs; however, the Committee reserves the right to provide compensation that is not tax deductible if it believes the value in doing so outweighs the value of the lost tax deduction. We anticipate that payments under the AICP and qualifying performance-based awards under the LTIP are deductible by the Company.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2017 fiscal year:

•	The median of the annual total compensation of all of our employees, excluding the CEO, was $95,000;

•	The annual total compensation of our CEO was $3,910,582, as further described in the 2017 Summary Compensation Table; and

•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 41 to 1.

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In determining the pay ratio information provided above, we first identified our median employee for the 2017 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:

•	We selected December 31, 2017 as the date upon which we would identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, and temporary employees who were employed on that date, including employees working both within and outside of the U.S.

•	We excluded from the list approximately 1,200 inactive and temporary employees who are not part of the regular workforce.

•	We used total compensation during the 2017 fiscal year as a consistently applied compensation measure to identify our median employee from the remaining employees on the list. For this purpose, we define total compensation as the sum of annualized base wages and annual incentives payable in cash during the fiscal year, plus stock incentive awards during the year.

Once our median employee was identified in the manner described above, the $95,000 annual total compensation of our median employee was determined in accordance with methodology we used to determine the annual total compensation of our named executive officers, as reported in the “2017 Summary Compensation Table”.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, to calculate the median employee’s annual total compensation and to estimate the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Engility Holdings, Inc.

Compensation Committee

Steven A. Denning (Chairman)

William G. Tobin

David A. Savner

Peter A. Marino

The foregoing Report of the Compensation Committee shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

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Tabular Executive Compensation Disclosure

2017 Summary Compensation Table	39
2017 Grant of Plan-Based Awards	41
Outstanding Equity Awards at 2017 Fiscal Year-End	42
2017 Option Exercises and Stock Vested	44
Potential Payments Upon Change in Control/Employment Termination	45

2017 Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to our NEOs in 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Current Executive Officers
Lynn A. Dugle(4) President and Chief Executive Officer	2017	900,000	–	2,449,998	461,045	99,539	3,910,582
	2016	692,308	425,000	3,349,985	740,000	79,520	5,286,813
Wayne M. Rehberger Senior Vice President and Chief Financial Officer	2017	450,000		562,489	270,000	33,954	1,316,443
	2016	450,000	–	731,087	400,000	32,591	1,613,678
	2015	456,923	–	1,378,274	596,250	15,336	2,446,783
Thomas O. Miiller Senior Vice President, General Counsel and Corporate Secretary	2017	450,002		450,022	162,000	105,161	1,167,185
	2016	450,002	–	584,879	250,000	188,809	1,473,690
	2015	439,425	–	558,273	357,752	740,773	2,096,223
Susan M. Balaguer(4) Senior Vice President and Chief Human Resources Officer	2017	340,000	–	340,004	140,000	25,013	845,017
	2016	222,308	–	440,018	140,000	15,779	818,105
Former Executive Officers
John P. Hynes, Jr.(5) Former President and Chief Operating Officer	2017	337,500	–	–	–	2,608,504	2,946,004
	2016	641,346	–	1,267,209	225,000	28,708	2,162,263
	2015	623,077	–	2,205,219	845,000	11,741	3,685,037

(1)  Represents the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the applicable vesting period. The Company grants RSUs under the Equity Plan. For a discussion of the general terms of our RSU grants, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards” and “Executive Compensation—Potential Payments Upon Change in Control/ Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

       Amounts also include the grant date fair value of performance units granted in 2017 under the Equity Plan calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the performance period. With respect to performance units granted in 2017, assuming the highest level of performance conditions will be achieved, the value of the award at the grant date (i.e., maximum potential shares multiplied by the fair value per share on the date of grant) for each of our NEOs was as follows: Ms. Dugle: $2,940,010; Mr. Rehberger: $674,987; Mr. Miiller: $540,014; Ms. Balaguer: $407,981. For a general discussion of the terms of our performance unit awards, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2017 LTIP Grants.”

       Pursuant to the Company’s Equity Compensation Award Policy, the Committee typically approves the annual equity grants for the Company’s employees and executive officers at a February meeting of the Compensation Committee. For 2017, that meeting and the approvals occurred on February 8, 2017. For the purposes of this table the awards’ values are presented based on their fair market value on their respective grant dates.

       The Company cautions that the amounts reported for these awards may not represent the amounts that the NEOs will actually realize from the awards. SEC rules require the Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. As a result, whether, and to what extent, a NEO realizes value will depend on the Company’s performance and stock price, as well as that NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the Outstanding Equity Awards at 2017 Fiscal Year-End table beginning on page 42 of this proxy statement.

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To see the value actually received upon vesting of RSUs, performance shares, performance retention awards and stock options by the NEOs in 2017, refer to the 2017 Option Exercises and Stock Vested table on page 43 of this proxy statement.

(2)	Amounts represent the amount of cash awards earned under the Cash Plan, although the actual payments were made in the year following the year such awards were earned. See “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Two: Annual Incentive Awards.”

(3)	The following table describes each component of the “All Other Compensation” column in the 2017 Summary Compensation Table above for 2017.

Name	Executive Life Insurance(a) ($)	Executive Medical Benefits(b) ($)	Dividends Paid on Vested RSUs(c) ($)	Financial Planning(d) ($)	Group Term Life(e) ($)	Severance(f) ($)	Term Payout(g) ($)	Other(h) ($)	Total ($)
Lynn A. Dugle	1,666	6,260	–	17,275	10,062	–	–	64,276	99,539
Wayne M. Rehberger	1,666	4,625	–	17,275	10,388	–	–	–	33,954
Thomas O. Miiller	1,666	4,625	71,291	17,275	10,304	–	–	–	105,161
Susan M. Balaguer	1,666	4,625	–	16,976	1,746	–	–	–	25,013
John P. Hynes, Jr.	968	–	–	8,414	4,902	2,510,145	84,075	–	2,608,504

(a)	Represents payments of premiums for executive life insurance.
(b)	Represents payments of premiums for an annual executive physical.
(c)	Represents special cash dividends paid or credited in connection with the TASC acquisition.
(d)	Represents payments for financial planning assistance.
(e)	Represents payments for group term life insurance.
(f)	For Mr. Hynes, represents (i) severance payments equal to (A) the sum of his base salary and the average of his 2015 and 2016 bonus payouts, multiplied by a 1.5 severance multiple in accordance with his legacy employment agreement with TASC, plus (B) pro-rata bonus earned during fiscal year 2017; plus (ii) the value of accelerated vesting of performance retention awards received in 2015, which accelerated and vested at 50% of target according to their terms and plus (iii) post-termination health and dental benefits. Note that a portion of the cash severance for Mr. Hynes is payable in 2018.
(g)	Represents payments for accrued and unused personal time off.
(h)	Represents payments for allocated housing expenses.

(4)	Ms. Dugle and Ms. Balaguer were not NEOs until the 2016 fiscal year. Therefore, compensation information is not provided for years prior to Ms. Dugle and Ms. Balaguer becoming NEOs. In connection with her appointment as Chief Executive Officer in March 2016, Ms. Dugle received a one-time sign-on bonus of $425,000, which was used by Ms. Dugle to purchase shares of Company common stock on the open market.

(5)	As disclosed in our Current Report on Form 8-K filed on June 23, 2017, Mr. Hynes left Engility in June 2017. As Mr. Hynes served as our President and Chief Operating Officer during a portion of the 2017 fiscal year, he remains an NEO for purposes of this proxy statement.

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2017 Grant of Plan-Based Awards

The following table summarizes awards made to our NEOs during the year ended December 31, 2017.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lynn A. Dugle	N/A	N/A	550,000	1,100,000	2,200,000
	2/23/17	2/23/17				12,002	48,008	96,016		1,470,005
	2/23/17	2/23/17							32,005	979,993
Wayne M. Rehberger	N/A	N/A	225,000	450,000	900,000
	2/23/17	2/23/17				2,756	11,022	22,044		337,494
	2/23/17	2/23/17							7,348	224,996
Thomas O. Miiller	N/A	N/A	135,000	270,000	540,000
	2/23/17	2/23/17				2,205	8,818	17,636		270,007
	2/23/17	2/23/17							5,879	180,015
Susan M. Balaguer	N/A	N/A	102,000	204,000	408,000
	2/23/17	2/23/17				1,666	6,662	13,324		203,990
	2/23/17	2/23/17							4,442	136,014
John P. Hynes, Jr.(5)	–	–	–	–	–
	2/23/17	2/23/17				4,776	19,105	38,210		584,995
	2/23/17	2/23/17							12,737	390,007

(1)  Amounts represent the threshold, target and maximum cash payout opportunities under the Cash Plan for fiscal year 2017. For a further discussion of the payout opportunities, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Two: Annual Incentive Awards.” An award payout is achieved under the Cash Plan if certain performance metrics are met. Actual payments under these awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2017. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Two: Annual Incentive Awards.”

(2)  Amounts represent the threshold, target and maximum payout opportunities for performance units granted under the 2017 LTIP. The performance units under the 2017 LTIP cliff vest after 3 years based on the Company’s performance relative to specified performance objectives at the end of a 3-year performance period beginning January 1, 2017. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2017 LTIP Grants—Performance Units.”

(3)  Amounts represent the grant of RSUs. Under the 2017 LTIP, RSUs generally vest ratably over a term of 3 years from the grant date, with one-third of the total award vesting on each of the three anniversaries following the grant date. In addition to ratably-vesting RSUs, Ms. Dugle and Ms. Balaguer each also received in 2016 grants of RSUs that cliff vest after 2 years following their effective dates of appointment to the positions of Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, respectively. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—Perquisites.”

(4)  Represents the grant date fair value of the RSU awards and performance unit awards granted in 2017 and calculated in accordance with FASB ASC Topic 718.

(5)  As disclosed elsewhere in this proxy statement, Mr. Hynes left Engility in June 2017. Amounts disclosed in the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards: Number of Shares of Stock or Units” and “Grant Date Fair Value of Stock and Option Awards” represent the performance units and RSUs granted to Mr. Hynes in 2017 prior to his departure and the grant date fair value thereof. These awards were cancelled upon his departure, with all of Mr. Hynes’ outstanding awards settling in accordance with the terms of his severance package. See “Potential Payments Upon Change in Control/Employment Termination—Payments Upon Change in Control or Termination of Employment—Fiscal Year 2017.”

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E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information with respect to holdings of unvested RSUs, performance units and PRAs held by the Company’s NEOs at December 31, 2017.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Lynn A. Dugle	3/21/2016(3)	50,083	1,420,855
	3/21/2016(4)	40,901	1,160,368
	3/21/2016(5)			81,803	2,320,751
	2/23/2017(6)	32,005	907,982
	2/23/2017(5)			48,008	1,361,987
Wayne M. Rehberger	3/18/2015(4)	3,428	97,252
	3/18/2015(5)			1,928	54,699
	3/18/2015(7)			12,511	354,937
	4/15/2016(4)	10,234	290,331
	5/26/2016(5)			20,467	580,649
	2/23/2017(6)	7,348	208,463
	2/23/2017(5)			11,022	312,694
Thomas O. Miiller	3/18/2015(4)	2,742	77,791
	3/18/2015(5)			1,543	43,762
	3/26/2015(7)			10,009	283,941
	4/15/2016(4)	8,187	232,265
	5/26/2016(5)			16,374	464,530
	2/23/2017(6)	5,879	166,787
	2/23/2017(5)			8,818	250,167
Susan M. Balaguer	5/2/2016(3)	4,941	140,176
	5/2/2016(4)	5,040	142,985
	5/2/2016(5)			10,079	285,941
	2/23/2017(6)	4,442	126,020
	2/23/2017(5)			6,662	189,001
John P. Hynes, Jr.	–	–	–	–	–

(1)  The market value is based on the $28.37 closing price of our common stock on December 29, 2017, the last trading day of 2017, multiplied by the number of shares or units related to such award.

(2)  The amounts set forth in this column reflect each NEO’s target or threshold number (in accordance with footnote 5 of this table) of performance shares, performance units or PRAs, as applicable, multiplied by $28.37, the closing price of our common stock on December 29, 2017.

(3)  Represents RSUs that cliff vest 2 years after the grant date. RSU awards granted during 2015 and after may, at the discretion of the Compensation Committee, be settled in cash in an amount equal to the fair market value of the shares of our common stock that would have otherwise been issued upon settlement of the RSUs on each vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2017 LTIP Grants—Restricted Stock Units.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(4)  Represents RSUs that vest ratably over a term of 3 years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. RSU awards may, at the discretion of the Compensation Committee, be settled in cash in an amount equal to the fair market value of the shares of our common stock that would have otherwise been issued upon settlement of the RSUs on each vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2017 LTIP Grants—Restricted Stock Units.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

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(5)  Represents performance units that cliff vest 3 years after the grant date based on the Company’s performance relative to specified performance objectives at the end of a 3-year performance period beginning on January 1 of the year during which the award was granted. The number of shares of Company common stock that are ultimately vested and delivered to 2017 LTIP participants in respect of these performance units will vary from 0% to 250% of the target amount depending on the Company’s performance against a defined peer group. In accordance with Commission rules, as a result of the Company’s performance during the 2017 fiscal year, the number of performance units reflected in the table above represents the target number of shares with respect to performance unit awards granted in 2017 and 2016 (i.e., 100% of the target amount) and the threshold number of shares with respect to performance unit awards granted in 2015 (i.e., 18.75% of the target amount) that may be delivered to each of the NEOs. Performance below the threshold results in 0% of the target amount of performance units vesting. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2017 LTIP Grants—Performance Units.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs and performance shares, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(6)  Represents RSUs that vest ratably over a term of 3 years from the grant date, with one-third of the total award vesting on each of the three anniversaries following the grant date. RSU awards may, at the discretion of the Compensation Committee, be settled in cash in an amount equal to the fair market value of the shares of our common stock that would have otherwise been issued upon settlement of the RSUs on each vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2017 LTIP Grants—Restricted Stock Units.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(7)  Represents PRAs that cliff vest 3 years after the grant date based on achieving reductions in the Company’s net debt to AEBITDA ratio. The PRAs may either settle in common stock or cash, at the discretion of the Compensation Committee. The maximum amount of cash and/or stock payable under the PRAs is capped at 200% of the target level and the minimum payout will be 50% of the target level. In accordance with Commission rules, as a result of the Company’s performance during the 2017 fiscal year, the amount of cash and/or stock payable under the PRAs reflected in the table above represents the threshold number of shares (i.e., 50% of the target amount) that may be delivered to each of the NEOs. Performance below the threshold results in 0% of the target amount of shares vesting. PRA participants may be entitled to partial or full vesting of such awards upon the occurrence of certain events, including in connection with a change in control or such PRA holder’s death, disability and certain terminations or resignations of employment. For a discussion concerning the effect of a change in control or termination of employment on outstanding PRAs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

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2017 Option Exercises and Stock Vested

The following table provides information regarding the amounts received by our NEOs as a result of the vesting of RSUs and performance shares during the year ended December 31, 2017.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lynn A. Dugle	13,633	390,449
Wayne M. Rehberger	5,125	157,084
Thomas O. Miiller	10,335	315,835
Susan M. Balaguer	1,679	47,768
John P. Hynes, Jr.	28,672	833,675

(1) Value realized on vesting is based on the closing price of our common stock on the date of vesting.

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Potential Payments Upon Change in Control/Employment Termination

Effect of Change in Control or Termination of Employment Upon Equity Awards

The table below summarizes the effect of the following events upon outstanding equity awards issued to our NEOs.

Equity Award Type	Change in Control	Death/Disability	Qualified Retirement(1)	Termination by Company for Cause	Termination by Company Without Cause, Voluntary Termination With Good Reason	Resignation Prior to Vesting
RSUs

Immediate vesting of full award with respect to RSUs granted in 2015 and before; immediate vesting of full award upon a qualifying termination during the restricted period and following a change in control with respect to RSUs granted on or after 2016.

		Immediate vesting of full award.	Vesting continues as if the executive remained employed.	Forfeiture of full award.

Pro rata vesting through the date of termination; except that with respect to RSUs granted to Ms. Dugle, in the event of her termination by the Company without Cause or her resignation for any reason, such awards continue to vest according to their terms (provided that they were not granted within the 6-month period preceding such termination).

Forfeiture of full award.
Performance Units (other than PRAs)

Units eligible to vest at (i) target amount if less than 50% of the performance period is complete or (ii) based on actual performance measured at the date of the change in control, if 50% or more of the performance period is complete. (2) (3)

		Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.
PRAs	Units eligible to vest at target. (4)	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full award.	Vesting of 50% of the target award.	Forfeiture of full award.

(1)  Qualified Retirement is defined as a termination of employment that satisfies all of the following: (a) the executive terminates employment more than 1 year after the grant date of the applicable equity award, (b) the executive terminates employment on or after attaining age 65 and completing at least 5 years of service (which must be continuous through the date of termination except for a single break in service that does not exceed 1 year in length), (c) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (d) the executive is available for consultation following the termination of employment at the reasonable request of the Company.

(2)  Vesting of the performance units occurs (i) where the performance units or performance shares, as applicable, are not assumed, on the effective date of the change in control and (ii) where the performance units or performance shares, as applicable, are assumed, on the earlier of (A) the end of the 3-year performance period or (B) the date that the employment of the holder terminates for good reason or without cause.

(3)  For purposes of evaluating performance for any shortened performance period, appropriate adjustments to the performance targets, performance periods and the determination of actual performance will be made by the Compensation Committee to carry out the intent of the accelerated vesting provisions of the applicable performance unit award agreement.

(4)  Vesting of the PRAs occurs (i) where the PRAs are not assumed, immediately prior to the effective date of the change in control and (ii) where the PRAs are assumed, on the earlier of (A) the end of the 3-year performance period or (B) the date that the employment of the holder terminates for good reason or without cause.

Payments Upon Change in Control or Termination of Employment – Fiscal Year 2017

The following table summarizes the benefits in effect as of December 31, 2017, that the NEOs would receive assuming that a qualifying termination (i.e., a termination described in footnote 7 below) in connection with a change in control, death or disability, or a termination by the Company without cause, or a voluntary termination by the NEO for good reason, occurred on December 31, 2017. Payments under other plans that do not change as a result of a change in control or termination of employment are found elsewhere in this

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proxy statement under “Executive Compensation—2017 Nonqualified Deferred Compensation” and are not included in this table. In addition, those payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are also not included in this table.

Named Executive Officer	Qualifying Termination in Connection with a Change in Control(1) ($)	Death or Disability(2) ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
Lynn A. Dugle
Acceleration of Unvested Restricted Stock Units(3)(4)	3,489,205	3,489,205	–
Acceleration of Performance Units(5)	2,522,363	–	–
Severance(6)	4,501,568	1,800,000	1,800,000
Medical Benefits(7)	18,780	12,520	12,520
Life Insurance Premiums(8)	4,998	3,332	3,332
Outplacement Benefits(9)	18,000	18,000	18,000
TOTAL	10,554,914	5,323,057	1,833,852
Wayne M. Rehberger
Acceleration of Unvested Restricted Stock Units(3)(4)	596,047	596,047	371,193
Acceleration of Performance Units(5)	957,956	–	354,937
Severance(6)	1,744,167	675,000	675,000
Medical Benefits(7)	9,250	6,938	6,938
Life Insurance Premiums(8)	3,332	2,499	2,499
Outplacement Benefits(9)	18,000	18,000	18,000
TOTAL	3,328,752	1,298,484	1,428,567
Thomas O. Miiller
Acceleration of Unvested Restricted Stock Units(3)(4)	476,843	476,843	296,920
Acceleration of Performance Units(5)	766,373	–	283,941
Severance(6)	1,413,172	675,003	675,003
Medical Benefits(7)	9,250	6,938	6,938
Life Insurance Premiums(8)	3,332	2,499	2,499
Outplacement Benefits(9)	18,000	18,000	18,000
TOTAL	2,686,970	1,179,283	1,283,301
Susan M. Balaguer
Acceleration of Unvested Restricted Stock Units(3)(4)	409,181	409,181	261,912
Acceleration of Performance Units(5)	331,972	–	–
Severance(6)	960,000	510,000	510,000
Medical Benefits(7)	9,250	6,938	6,938
Life Insurance Premiums(8)	3,332	2,499	2,499
Outplacement Benefits(9)	18,000	18,000	18,000
TOTAL	1,731,735	946,618	799,349
John P. Hynes, Jr.(10)
Acceleration of Unvested Restricted Stock Units(3)(4)	–	–	–
Acceleration of Performance Units(5)	–	–	568,511
Severance(6)	–	–	1,911,852
Medical Benefits(7)	–	–	29,782
Life Insurance Premiums(8)	–	–	–
Outplacement Benefits(9)	–	–	–
TOTAL	–	–	2,510,145

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(1) In the event of a change in control, each NEO would be entitled to single trigger vesting of all outstanding RSUs granted in 2015 and before, and double trigger vesting of all outstanding RSUs granted in 2016 and after.

(2) As of December 31, 2017, none of the NEOs were eligible for a Qualified Retirement event.

(3) In the event of a change in control (with respect to RSUs granted in 2015 and before), in the event the NEO’s employment terminates without cause or for good reason during any applicable restricted period and following a change in control (with respect to RSUs granted in 2016), or in the event the NEO’s employment terminates on account of death or disability, 100% of an NEO’s unvested RSUs will immediately vest. In the event the NEO’s employment is involuntarily terminated by the Company without cause, or if the NEO voluntarily terminates for good reason, then any unvested RSUs will vest pro rata in accordance with the time elapsed since grant. In the event of any other termination of employment (except in the event of a qualified retirement, in which case any unvested RSUs will continue to vest as if the executive continued as an employee of the Company), the RSUs are forfeited. Accordingly, the RSUs are not quantified in the table above with respect to any termination of employment event other than in connection with a qualifying termination in connection with a change in control, death or disability, involuntary termination of employment without cause or voluntary termination for good reason.

      With respect to RSUs granted to Ms. Dugle in 2016, as discussed above under “Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards,” in the event that Ms. Dugle is involuntarily terminated by the Company without cause or if she voluntarily terminates for any reason, then any unvested RSUs not granted within the 6-month period prior to such termination will continue to vest in accordance with their terms. RSUs granted to Ms. Dugle within such 6-month period will be forfeited.

(4) The value attributable to the acceleration of unvested RSUs is based upon the number of unvested RSUs multiplied by the closing price of our common stock ($28.37) on December 29, 2017.

(5) The value attributable to the acceleration of unvested performance units resulting from a termination in connection with a change in control is based on (i) with respect to the 2017 grants, 100% of the target amount for such performance units (as less than 50% of the performance period would have elapsed at December 31, 2017), (ii) with respect to the 2016 grants, 50% of the target amount for such performance units (as more than 50% of the performance period would have elapsed at December 31, 2017), (iii) with respect to the 2015 grants (excluding the PRAs), 0% as the Company failed to achieve the threshold performance for these performance unit awards and (iv) with respect to the PRAs, 50% of the target amount as the Company failed to achieve the threshold performance for these awards, in each case multiplied by the closing price of our common stock ($28.37) on December 29, 2017.

(6) Under the Engility Holdings, Inc. Amended and Restated Severance Plan (the “Severance Plan”), our NEOs may receive a cash severance benefit in connection with a termination of employment by the Company without cause, a separation from service for good reason or a separation due to death or long-term disability. In such situations, the NEO will receive, in addition to accrued and unpaid benefits, an amount equal to the base salary multiplied by the applicable severance multiple. The severance multiple is 2 for the Company’s Chief Executive Officer and 1.5 for all other NEOs. In addition, an NEO is entitled to a pro rata portion of any bonus that would have otherwise been paid to the NEO had the NEO’s employment not terminated, based on the Company’s actual financial results. No amount is reflected in this table for this item, however, because the 2017 bonus has been reported in the Summary Compensation Table above. Under the Engility Holdings, Inc. Amended and Restated Change in Control Severance Plan (the “Change in Control Severance Plan”), our NEOs may receive a cash severance benefit for (i) a termination by the Company in connection with (or during a 2-year period following) a change in control, other than for cause, disability or death or (ii) a resignation for good reason by the NEO (provided that such resignation occurs within 6 months of the NEO first becoming aware of the existence of good reason). In such situations, the NEO will receive, in addition to any accrued and unpaid benefits, an amount equal to the sum of (i) the base salary and annual cash incentive bonus, averaged over the past 3 years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple, and (ii) either (A) if determinable on the date of termination, the amount of the NEO’s bonus actually payable to him or (B) the NEO’s average bonus over the past 3 years, or such shorter period as the NEO has been with the Company, multiplied by the applicable bonus fraction. No amounts are reflected for the payments set forth in clause (ii) of the preceding sentence because the 2016 bonus has been reported in the Summary Compensation Table. The severance multiple is 3 for the Company’s Chief Executive Officer and Chief Financial Officer, and 2 for all other NEOs; the bonus fraction is equal to a fraction, the numerator of which is equal to the number of days the NEO was employed during the fiscal year in which the termination occurs and the denominator of which is equal to 365. There are no tax gross-ups on any benefits payable under the Severance Plan or the Change in Control Severance Plan. Receipt of these benefits is conditioned upon the NEO’s execution of a customary release of all claims against the Company, along with the NEO agreeing to certain restrictive covenants set forth in the Severance Plan or the Change in Control Severance Plan, as applicable, including: (i) a 1-year restriction on competing with the Company and its affiliates, (ii) a prohibition on disparaging the Company or its affiliates (in the case of our Severance Plan only) and (iii) an agreement not to disclose the confidential information of the Company and its affiliates. Severance payments set forth in the table above are based on the NEOs’ salaries as of December 31, 2017, as reported on page 39 of this proxy statement.

      Amounts listed under “Severance” for Mr. Rehberger represent amounts that he would earn under the Severance Plan or Change in Control Severance Plan, as applicable, which exceed the amounts that he would receive under his legacy employment agreement with TASC (which was assumed by the Company in the TASC acquisition) in the event of a termination by the Company without “cause” or by Mr. Rehberger for “good reason” (as each term is defined in the employment agreements) or for a qualifying termination following a change in control.

(7) Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing medical benefits after termination. Medical benefits are based on a multiple of the premiums paid by the Company in 2017, as set forth in the table to Note 3 of the 2017 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive medical benefits.

(8) Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing life insurance coverage at the same benefit level as provided to the NEO prior to the change in control or termination, as applicable. Life insurance premiums are based on a multiple of the premiums paid by the Company in 2017, as set forth in the table to Note 3 of the 2016 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive and group term life insurance.

(9) Under both our Change in Control Severance Plan and our Severance Plan, our NEOs are entitled to reasonable outplacement services from a provider selected by the NEO and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.

(10)  Mr. Hynes’ employment with the Company was terminated on June 20, 2017. The listed payments reflect amounts due to Mr. Hynes upon his termination, although as noted previously, a portion of his cash severance is payable in 2018.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance	51

This table includes information regarding the amount of our common stock beneficially owned as of March 29, 2018, by (i) each of our directors, (ii) each of our executive officers named in “Executive Compensation—2017 Summary Compensation Table,” (iii) all of our directors and current executive officers as a group and (iv) each person or entity known to us to own more than 5% of our outstanding common stock. Percentage ownership calculations for beneficial ownership are based on 36,955,327 shares outstanding as of March 29, 2018.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and Named Executive Officers:
Named Executive Officers
Lynn A. Dugle (3)	70,638	**
John P. Hynes, Jr.	5,055	**
Wayne M. Rehberger	23,967	**
Thomas O. Miiller	24,725	**
Susan M. Balaguer (4)	8,611	**
Directors
Peter A. Marino (5)	13,309	**
Darryll J. Pines (6)	20,853	**
Anthony Principi (6)	21,667	**
Charles S. Ream (6)	18,203	**
David A. Savner (6)	19,566	**
John W. Barter, III (7)	15,715	**
William G. Tobin (6)(8)	17,869	**
Steven A. Denning (9)	0	**
David M. Kerko (10)	0	**
Katharina G. McFarland	0	**
All directors and executive officers, as a group (14 persons) (11)	255,123	**
Other Stockholders:
Birch Partners, LP (12)	18,796,791	50.9%
BlackRock, Inc. (13)	3,514,335	9.5%
FMR LLC (14)	2,998,631	8.1%

**   Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)   Unless otherwise noted, the address for each listed director and executive officer is c/o Engility Holdings, Inc., 4803 Stonecroft Boulevard Chantilly, VA 20151.

(2)   The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 29, 2018, through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person.

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(3)   Includes 4,239 shares issuable upon settlement of RSUs that have vested but have not yet been delivered.

(4)   Includes 1,680 RSUs scheduled to vest on May 2, 2018 and 4,941 RSUs scheduled to vest on May 11, 2018.

(5)   Includes 3,573 RSUs scheduled to vest on May 25, 2018 and 8,523 shares issuable upon settlement of RSUs that have vested but have not yet been delivered.

(6)   Includes 3,573 RSUs scheduled to vest on May 25, 2018 and 7,990 shares issuable upon settlement of RSUs that have vested but have not yet been delivered.

(7)   Includes 3,573 RSUs scheduled to vest on May 25, 2018 and 1,192 shares issuable upon settlement of RSUs that have vested but have not yet been delivered.

(8)   Includes 16 shares held by Mr. Tobin’s spouse. Mr. Tobin disclaims beneficial ownership of such shares.

(9)   Mr. Denning is the Chairman and a Managing Director of GA. As discussed below in footnote 9, GA may be deemed, by virtue of its rights under the operating agreement of Birch GP, LLC, to share dispositive and/or voting power with respect to the shares of common stock held by Birch Partners, LP. Mr. Denning disclaims beneficial ownership of any such shares. The principal office address for Mr. Denning is c/o General Atlantic Service Company, LLC, 600 Steamboat Road, Greenwich, CT 06830. Mr. Denning has waived the right to receive any cash or equity compensation for his service on the Board.

(10)  Mr. Kerko has waived the right to receive any cash or equity compensation for his service on the Board.

(11)  Includes 31,632 shares issuable upon vesting of RSUs and 49,665 shares issuable upon settlement of RSUs that have vested but have not yet been delivered. Does not include shares held by Mr. Hynes, who was not an executive officer as of March 29, 2018.

(12)  Information shown is based solely on information reported by each of Birch Partners, LP, KKR 2006 Fund L.P. and certain of its affiliates and General Atlantic LLC and certain of its affiliates on Schedules 13D filed with the SEC on March 5, 2015.

      Birch Partners, LP directly owns 18,796,791 shares of the Company’s common stock. Birch GP, LLC (as the general partner of Birch Partners, LP) may be deemed to be the beneficial owner of the shares of the Company’s common stock beneficially owned by Birch Partners, LP, and Birch GP, LLC disclaims beneficial ownership of such shares. The members of Birch GP, LLC are KKR 2006 Fund L.P. (“KKR 2006”) and General Atlantic Partners 85, L.P. (“GAP 85”). The principal business address for Birch Partners, LP and Birch GP, LLC is c/o Kohlberg Kravis Roberts & Co., L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

      An aggregate of 8,960,446 shares of the Company’s common stock held by Birch Partners, LP is economically attributable to KKR 2006, KKR Partners III, L.P., OPERF Co-Investment LLC and 8 North America Investor L.P. as a result of their limited partner interests in Birch Partners, LP and KKR 2006’s membership interests in Birch GP, LLC, the general partner of Birch Partners, LP.

      Each of KKR 2006 (as holder of membership interests in Birch GP, LLC, the general partner of Birch Partners, LP), KKR Associates 2006 L.P. (“KKR Associates 2006”) (as the general partner of KKR 2006), KKR 2006 GP LLC (“KKR 2006 GP”) (as the general partner of KKR Associates), KKR Fund Holdings L.P. (“KKR Fund Holdings”) (as the designated member of KKR 2006 GP), KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) (as a general partner of KKR Fund Holdings), KKR Group Holdings L.P. (“KKR Group Holdings”) (as a general partner of KKR Fund Holdings and the sole shareholder of KKR Fund Holdings GP), KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings), KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group), KKR Management LLC (“KKR Management”) (as the general partner of KKR & Co.) and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management) may be deemed to share voting and dispositive power with respect to any shares of the Company’s common stock beneficially owned directly by Birch Partners, LP, and each disclaims beneficial ownership of such shares of the Company’s common stock. The address for KKR 2006, KKR Associates 2006, KKR 2006 GP, KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co., KKR Management and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

      By virtue of the fact that (i) GAP 85 is a member of Birch GP, LLC and each of GAP 85, GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”) and GAPCO GmbH & Co KR (“KG”) (the “GA Funds”) are each limited partners of Birch Partners, LP, (ii) General Atlantic GenPar, L.P. (“GenPar”) is the general partner of GAP 85, (iii) General Atlantic LLC (“GA LLC”) is the general partner of GenPar and GAPCO CDA and the managing member of GAPCO III and GAPCO IV, (iv) GAPCO Management GmbH (“GmbH Management”) is the general partner of KG, and (v) the 23 managing directors of GA LLC, including Steven A. Denning (the “GA Managing Directors”), may be deemed to share voting and dispositive power with respect to shares and interests held by the GA Funds, and voting and disposition decisions with respect to interests held by the GA Funds are made by a portfolio committee of GA LLC comprising certain of the GA Managing Directors and officers of GA LLC, GA LLC, GenPar, GAP 85, GAPCO III, GAPCO IV, GAPCO CDA, KG and GmbH Management (the “GA Reporting Persons”) may be deemed to beneficially own, in the aggregate, 18,796,791 shares of the Company’s common stock. An aggregate of 8,960,446 shares of the Company’s common stock held by Birch Partners, LP is economically attributable to the GA Reporting Persons by virtue of the GA Fund’s limited partnership interests in Birch Partners, LP and GAP 85’s membership interests in Birch GP, LLC, the general partner of Birch Partners, LP. Each of the GA Reporting Persons disclaims beneficial ownership of such shares of the Company’s common stock.

      Birch Partners, LP, Birch GP, LLC, KKR 2006 and certain of its affiliates and GAP 85 and certain of its affiliates may each be deemed to be a member of a group exercising voting and investment control over the shares of the Company’s common stock held by Birch Partners, LP. However, each such person disclaims membership in any such group.

      The shares of the Company’s common stock reported above are subject to the provisions of the Stockholders Agreement, as more fully described under the heading “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

(13)  Information shown is based solely on information reported by BlackRock, Inc. on a Schedule 13G filed with the SEC on January 23, 2018, in which BlackRock, Inc. reported that it has beneficial ownership of 3,541,335 shares of common stock, including sole dispositive power over 3,514,335 shares of common stock and sole voting power over 3,495,062 shares of common stock.

(14)  Information shown is based solely on information reported by FMR LLC on a Schedule 13G/A filed with the SEC on February 13, 2018 in which FMR LLC reported that it has beneficial ownership of 2,988,631 shares of common stock, including sole dispositive power over 2,988,631 shares of common stock and sole voting power over 312,225 shares of common stock. Members of the Johnson family, including Abigail P. Johnson

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      (Director, Vice Chairman, Chief Executive Officer and President of FMR LLC), are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal office address of FMR LLC is 245 Summer Street, Boston, MA 02210.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.

The Company’s management coordinates the filing of Section 16 reports for each of its directors and executive officers. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2017, pursuant to Rule 16a-3(e) of the Exchange Act and written representations from Reporting Persons that all required reports had been filed, the Company believes that all Reporting Persons filed the required reports on a timely basis.

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PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required; Recommendation	52
Fees Paid to PricewaterhouseCoopers LLP	52
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	53
Audit Committee Report	53

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the matter.

Vote Required; Recommendation

An affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on Proposal 2 is necessary to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2018.

Fees Paid to PricewaterhouseCoopers LLP

In addition to retaining PricewaterhouseCoopers LLP to audit our financial statements for fiscal 2017, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with services rendered during the last 2 fiscal years.

Fee Category	Fiscal 2017	Fiscal 2016
Audit Fees	$2,065,000	$2,494,400
Audit-Related Fees	$250,000	$17,500
Tax Fees	$20,000	$35,600
All Other Fees	$13,700	$13,800
TOTAL	$2,348,700	$2,561,300

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Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For fiscal 2017, such fees are for the evaluation of new accounting standards. For fiscal 2016, such fees are for audit services provided to one of our subsidiaries.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees consist of software license fees and human resources benchmarking services.

In fiscal 2016 and 2017, no services other than those discussed above were provided by PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. PricewaterhouseCoopers LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in any such filing.

The Audit Committee is composed of five Board members. Our Board has determined that each member is independent under the NYSE listing standards and applicable SEC rules and regulations. Our Board has also determined that each member is financially literate in accordance with NYSE listing standards and that Charles S. Ream and John W. Barter, III qualify as “audit committee financial experts” as defined by SEC rules. The Audit Committee operates under a written charter adopted by the Board. A copy of this charter is available under the “Investors” section of the Company’s website, www.engility.com.

Management is responsible for the preparation of the Company’s consolidated financial statements and for establishing, maintaining, and assessing the effectiveness of our internal control over financial reporting (ICFR). PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for conducting an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion as to the conformity of these financial statements with accounting principles generally accepted in the United States of America. PwC is also responsible for conducting an audit of the Company’s ICFR and expressing an opinion on the effectiveness of the ICFR.

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The Audit Committee annually evaluates the qualifications, performance and independence of the Company’s independent registered public accounting firm. It selected PwC as the Company’s independent registered public accounting firm for 2017. This selection was subsequently approved by the Board and was ratified by the Company’s stockholders at the annual meeting of stockholders held on May 25, 2017. The Audit Committee has reviewed and discussed with management and with PwC the Company’s audited consolidated financial statements for the year ended December 31, 2017, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and PwC’s evaluation of the Company’s internal control over financial reporting. In addition, the Audit Committee has discussed with PwC the matters that independent registered public accounting firms must communicate to audit committees under applicable PCAOB standards.

The Audit Committee has also discussed and confirmed with PwC its independence from the Company and received all written disclosures and correspondence required by the PCAOB Ethics and Independence requirements. The Audit Committee has evaluated and concluded the non-audit services provided by PwC to the Company do not impair PwC’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2017 and the related footnotes be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Submitted by the Audit Committee

of the Board:

Charles S. Ream (Chairman)

John W. Barter, III

Darryll J. Pines

Anthony Principi

David A. Savner

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PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Vote Required; Recommendation	55

As described in this proxy statement under the caption “Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly-qualified executives by providing total compensation for each position that our Board and Chief Executive Officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our NEOs to achieve performance metrics related to company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short- and long-term strategic plans and to align the interests of our NEOs with the long-term interests of our stockholders.

Stockholders are urged to read the CD&A contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “Executive Compensation—2017 Summary Compensation Table” and other related compensation tables and narrative disclosure which describe the compensation of our NEOs in fiscal 2017.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short- and long-term strategic objectives and that the compensation of our NEOs in fiscal 2017 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is, hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Vote Required; Recommendation

An affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on Proposal 3 is necessary for approval. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 3 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

The Board unanimously recommends that stockholders vote “FOR” the non-binding, advisory vote on executive compensation.

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GENERAL INFORMATION

Other Business	56

Questions and Answers About the 2018 Annual Meeting and Voting	56

Delivery and Viewing of Proxy Materials	60

Annual Report	60

Where to Find Additional Information	60

Solicitation of Proxies	61

Other Business

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

Questions and Answers About the 2018 Annual Meeting and Voting

Q:	How do I attend the 2018 Annual Meeting?

A:	This year’s annual meeting will be virtual, conducted via live audio webcast, at 12:00 p.m., Eastern Daylight Time, on May 24, 2018, available at www.virtualshareholdermeeting.com/EGL2018. On the website, you can also vote your shares, access the proxy materials, submit questions in advance and learn more about our Company.

Q:	Who is entitled to vote?

A:	Only stockholders of record on our books at the close of business on Thursday, March 29, 2018 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on March 29, 2018, we had 36,955,327 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 4803 Stonecroft Boulevard Chantilly, VA 20151. If you would like to view the stockholder list, please call our Vice President, Deputy General Counsel and Corporate Compliance Officer, Jon Brooks, at 703-633-8300 to schedule an appointment.

Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2017, are being made available to stockholders of record on or about April 10, 2018. We are making these materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about April 13, 2018, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

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Q:	How do I vote?

A:	For Proposal 1 (election of four nominees as directors), you may vote “FOR” each of the nominees to the Board, or you may “WITHHOLD AUTHORITY.” A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3 (non-binding, advisory vote on executive compensation), you may vote “FOR” or “AGAINST” each proposal or abstain from voting on the proposal.

Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	By voting at the Annual Meeting;

•	By completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•	By making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

•	By voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 23, 2018, to be counted.

Street Name Holders: If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of four nominees as directors) and Proposal 3 (non-binding, advisory vote on executive compensation) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1 and 3 but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote (or, in the case of Proposal 1, not being votes cast), would not have any effect on the outcome of the vote on Proposals 1 or 3.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

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Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies (Mark Stechschulte and Elizabeth Scott) will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of Katharina G. McFarland, Lynn A. Dugle, Charles S. Ream and David J. Topper as directors to hold office until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2018 (Proposal 2); and

•	FOR the non-binding, advisory vote on the compensation of the Company’s NEOs as disclosed in this proxy statement (Proposal 3).

If other matters properly come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Q:	What if I change my mind after I submit my proxy?

A:	You may revoke or revise your proxy at any time before it is exercised by (1) returning a signed proxy with a later date, (2) authorizing a new vote electronically through the Internet (including through participating in the Annual Meeting and voting your shares electronically during the Annual Meeting) or by telephone, or (3) delivering a written revocation of your proxy to our Senior Vice President, General Counsel and Corporate Secretary at 4803 Stonecroft Boulevard Chantilly, VA 20151 before your original proxy is voted at the Annual Meeting.

Your attendance at the Virtual Annual Meeting does not revoke your proxy. Unless you vote during the Virtual Annual Meeting, your last valid proxy prior to or at the Virtual Annual Meeting will be used to cast your vote. If your shares are held through a broker, bank or other institution in street name, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Q:	How many shares must be present to hold the 2018 Annual Meeting?

A:	Presence by attendance at the Annual Meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Q:	How many votes are needed to approve each item?

A:	Proposal 1 (election of four nominees as directors) is an uncontested director election. Our Amended and Restated Bylaws require that each nominee be elected by a plurality of votes cast at any meeting for the election of directors at which a quorum is present. “WITHHOLD AUTHORITY” votes and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

With respect to Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3 (non-binding, advisory vote on executive compensation), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions

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will be equivalent to a vote against Proposals 2 and 3. Broker non-votes will have no effect on the results of Proposal 3 because they are not considered shares entitled to vote. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” (or discretionary) item and brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions before the date of the Annual Meeting.

Q:	How do I submit a stockholder proposal for the 2019 Annual Meeting of Stockholders?

A:	The 2019 annual meeting of stockholders is expected to be held on or about May 23, 2018, although this date may change. Eligible stockholders interested in submitting a proposal, be it a nominee for director or otherwise, for inclusion in the proxy materials for the annual meeting of stockholders in 2019 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2019 annual meeting of stockholders, stockholder proposals must be received by the Company at 4803 Stonecroft Boulevard Chantilly, VA 20151, addressed to the Senior Vice President, General Counsel and Corporate Secretary of the Company, not later than December 13, 2018. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2019 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s Amended and Restated Bylaws, summarized herein. In order for the proposal to be considered timely for the Company’s 2019 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 25, 2019, and not later than February 24, 2019); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last date a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by the Company’s Amended and Restated Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Company’s secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Q:	Where do I find the voting results of the 2018 Annual Meeting?

A:	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the Annual Meeting. You can also go to our website at www.engility.com to access the Form 8-K.

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Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.proxyvote.com, to register your consent to receive our annual report and this proxy statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work email addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the 2017 Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

Annual Report

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, without exhibits. Please address all such requests to the attention of Jon Brooks, Vice President, Deputy General Counsel and Assistant Corporate Secretary, Engility Holdings, Inc., 4803 Stonecroft Boulevard Chantilly, VA 20151. Exhibits will be provided upon written request to Mr. Brooks and payment of an appropriate processing fee.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.engility.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

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Solicitation of Proxies

We will bear the cost of soliciting proxies. Proxies may be solicited by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

Thomas O. Miiller,
Senior Vice President, General Counsel and
Corporate Secretary

April 13, 2018

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ENGILITY HOLDINGS, INC. 4803 STONECROFT BOULEVARD CHANTILLY, VA 20151

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EGL2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E44024-P08004-Z72269                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENGILITY HOLDINGS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors				☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Katharina G. McFarland
	02)	Lynn A. Dugle
	03)	Charles S. Ream
	04)	David J. Topper
Vote on Proposals									For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018								☐	☐	☐
3.	Advisory vote to approve named executive officer compensation								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Items 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E44025-P08004-Z72269

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) Mark Stechschulte and Elizabeth Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Engility Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Daylight Time, on May 24, 2018, through a Virtual Shareholder Meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side